UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Advant-e Corporation
                ----------------------------------------------
                (Name of small business issuer in its charter)
       Delaware                         7371                    88-0339012
-------------------------        ---------------------------  --------------
(State of jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
Incorporation or organization)  Classification Code Number) Identification No.)

   2680 Indian Ripple Rd.  Dayton, OH 45440    Telephone number: 937-429-4288
-------------------------------------------------------------------------------
       (Address and telephone number of principal executive offices)

                   2680 Indian Ripple Rd. Dayton, OH 45440
-------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                          Jason Wadzinski, President
                             Advant-e Corporation
                            2680 Indian Ripple Rd.
                              Dayton, OH 45440
                               (937) 429-4288
-------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:
                              Barbara L. Sager, Esq.
                                134 Westpark Road
                              Centerville, OH 45459
                                (937) 657-6768

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this
                                                  Registration Statement
-------------------------------------------------------------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]






CALCULATION OF REGISTRATION FEE
===========================================================================
                                                Proposed
   Title of         Amount      Proposed         Maximum        Amount of
  Securities        to be        Maximum        Aggregate     Registration
To be Registered  Registered  Price per Share  Offering Price      Fee
----------------  ----------  ---------------  --------------  ------------
Common stock,      1,752,040     $1.40(1)      $2,522,937     $198.44
$.001 par value
===========================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities
Act of 1933 (the "Securities Act"). The registration fee is calculated on the basis of the average of the closing bid and ask prices for our common stock as quoted on the Over-the-Counter Bulletin Board on November 28, 2003.


THE REGISTRANT HEREBY AGREES TO AMEND THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OF QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

PROSPECTUS

SUBJECT TO COMPLETION DATED DECEMBER 1, 2003

ADVANT-E CORPORATION
1,752,040 COMMON SHARES, $.001 PAR VALUE


The registration statement of which this prospectus is a part relates to the offer and sale of up to 1,752,040 shares of common stock, par value $.001, for sale by certain security holders.

We are registering for resale of common stock for certain security holders and We will only receive proceeds to the extent that outstanding warrants are exercised. All other shares being registered will be issued upon conversion of outstanding Convertible Subordinated Notes, and we will derive no proceeds from the conversion of subsequent resale of such shares. The shares to be registered for sale by selling security holders will be issued as a result of the issuance of Convertible Subordinated Notes convertible into a maximum of 732,040 common shares; as a result of the exercise of warrants that were issued in connection with the same Convertible Subordinated Notes for a maximum of 1,000,000 shares; and as a result of an agreement for services rendered for a maximum of 20,000 common shares.

The Company has retained no underwriter to assist in selling the common shares.

The Company's common shares are traded on the over-the-counter Bulletin Board under the symbol "AVEE."

THE PURCHASE OF THE COMMON SHARES INVOLVES A HIGH DEGREE OF RISK AND POTENTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND DILUTION ON PAGE 20.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROPSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is December 1, 2003.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY STATE WHERE SUCH OFFER WOULD BE UNLAWFUL.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                            TABLE OF CONTENTS
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Disclosure regarding forward-looking statements . . . . . . . . . . . . . . .16
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . .18
Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Selling Security Holders. . . . . . . . . . . . . . . . . . . . . . . . . . .21
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
Directors, Executive Officers, Promoters and Control Persons. . . . . . . . .24
Security Ownership of Certain Beneficial Owners and Management. . . . . . . .25
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . .26
Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . .27
Disclosure of Commission Position of Indemnification for Securities Act
  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . .28
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Management's Discussion and Analysis of Financial Condition and Results of
  Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . .48
Market for Common Equity and Related Shareholder Matters. . . . . . . . . . .48
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . .49
Where You Can Find Additional Information . . . . . . . . . . . . . . . . . .50
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . F-1
Changes in and Disagreements With Accountants on Accounting and Financial
  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
Indemnification of Directors and Officers . . . . . . . . . . . . . . . . . .52
Other Expenses of Issuance and Distribution . . . . . . . . . . . . . . . . .53
Recent Sales of Unregistered Securities . . . . . . . . . . . . . . . . . . .53
Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58



                           PROSPECTUS SUMMARY

This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "Risk Factors," beginning on page 6, and other factors. We have attempted to summarize only the most significant aspects of the prospectus. You should be aware that this Prospectus Summary does not contain all the information that may be important to you. You should read the entire prospectus, especially "Risk Factors" and the Consolidated Financial Statements and Notes, before deciding to invest in the Company's common shares.

The Company (Advant-e Corporation and its wholly-owned subsidiary, Edict Systems, Inc.)

The Company provides business-to-business electronic commerce products and services focusing primarily on supply chain connectivity. The Company provides high-quality, cost-effective solutions which give the Company's customers the ability to leverage technology to improve their businesses.

The Company provides software and Internet-based solutions to small and medium sized suppliers (often called "spokes") of large companies allowing them to satisfy the Electronic Commerce requirements (most often electronic data interchange (EDI) requirements) of their customers. Advant-e provides services to large companies (often called "hubs") to enable them to maximize their current supply chain Electronic Commerce investments by increasing the number of suppliers who can conduct business with them electronically. The Company provides consultative services for its customers, generally small and medium sized suppliers to large buying organizations wherein it acts as a liaison between the buyers and their suppliers to interface with the buyer on behalf of the Company's customers.

The Company, through its operating subsidiary Edict Systems, has been a provider of Electronic Data Interchange (EDI) and Electronic Commerce products and services since 1990. Our company is comprised of 4 principal business products/services. These are:

* Web-EDI - web-based supply chain solution for the grocery and other industries (GroceryEC.com, RetailEC.com, MfgEC.com, CPGSupplierEC.com, web-edi.com, etc.)
* EnterpriseEC - Internet-based Electronic Business Transaction Network
  Services
* Formula_One - EDI software and Bar Code Label Modules (legacy software products)
* Value-Added Applications--Internet-based solutions that enhance the value of electronic commerce capabilities

Many small and medium size companies have resisted doing Electronic Commerce and Electronic Data Interchange (EDI) with their business partners due to many factors, but primarily due to high cost and low transaction volume. By leveraging the economy and ubiquitousness of the Internet, our Internet-based solutions have minimal technological requirements (access to Internet and a web browser), and are cost effective. EDI and other business technologies have proven to be valuable tools to reduce cost, increase accuracy, shorten supply lead times, insure product availability, and increase customer satisfaction.

Advant-e Corporation (formerly Twilight Products, Ltd.) was incorporated in the State of Delaware on March 9, 1994. On April 10, 2000, Twilight acquired all of the issued and outstanding shares of Edict Systems, Inc. ("Edict"), an Ohio company incorporated in September of 1994. Immediately following the Merger, the shareholders of Edict owned approximately 81% of the issued and outstanding common stock of Twilight and the Directors and Officers of Edict became the Directors and Officers of Twilight. On August 6, 2000, Advant-e formally changed its name from "Twilight Productions Ltd." to "Advant-e Corporation".
As a result, the Company is now comprised of Advant-e Corporation and its wholly-owned and sole operating subsidiary, Edict Systems, Inc.

In 2001 the Company issued seven 15% Convertible Subordinated Notes of which four are outstanding at December 1, 2003 in the principal amount of $250,000.

The Notes may be converted at the note holders' option at maturity in the principal amount plus any accrued interest into the Company's common stock at a price of $1.06 per common share. The Notes have outstanding warrants whereby the note holders can acquire 675,000 shares of the Company's common stock at a price of $1.205 per common share. In addition, warrants for the acquisition of 75,000 common shares are reserved for future issuance to a note holder. The warrants expire on several dates in 2005.

In 2002 the Company issued six 10% Convertible Subordinated Notes that currently are outstanding in the principal amount of $250,000. The Notes may be converted at the note holders' option at maturity in the principal amount plus any accrued interest into the Company's common stock at a price of $1.10 per common share, and have attached warrants whereby the note holders can acquire up to 250,000 common shares of the Company at a price of $1.25 per common share. These warrants expire on September 27, 2005.

In 2001 the Company granted warrants to an unrelated third party for the purchase of 20,000 shares of the Company's stock at $1.48 per share, exercisable through June 25, 2006.

Effective November 14, 2003 a holder of the Company's 15% Convertible Subordinated Notes in the principal amount of $250,000 agreed to convert the principal amount of the note into 235,849 shares of the Company's common stock.

The Company expects to issue up to a maximum of 1,752,040 common shares, resulting from the possible conversion of the Notes and exercise of the warrants by the selling security holders. The total proceeds to the Company, assuming the exercise of all warrants is $1,245,850; the Company will realize no proceeds from the conversion of the Notes.

The principal executive offices of both Advant-e Corporation and Edict Systems, Inc. are located at 2680 Indian Ripple Rd., Dayton, Ohio 45440. The Company's telephone number is 937-429-4288. Edict Systems, Inc. is the sole and wholly-owned subsidiary of Advant-e Corporation.

The Offering

Number of shares of common stock
currently outstanding                   5,661,002

Number of shares of common stock
offered by selling shareholders         1,752,040

Proceeds to the Company                 Up to $1,229,850, net of estimated
                                        offering expenses, if all warrants
                                        are exercised

Expenses                                We estimate the expenses associated
                                        with this offering to be:

                                        SEC filing fee             $  1,000
                                        NASD filing fee               1,000
                                        Printing                      2,000
                                        Blue Sky                      2,000

                                        Legal                         5,000
                                        Accounting                    2,000
                                        Transfer agent                1,000
                                        Edgar                         1,000
                                        Miscellaneous                 1,000
                                                                      -----
                                        Total                      $ 16,000
                                                                     ======

Use of Proceeds                         Proceeds from the exercise of the
                                        warrants will be used mainly for
                                        general corporate purposes, marketing,
                                        and product development.  The Company
                                        will not receive any proceeds from the
                                        conversion of the convertible
                                        subordinated notes.

Plan of Distribution                    The offering of the Company's shares
                                        of common stock is being made by the
                                        selling security holders.  Sales of the
                                        Company's common stock may be made by
                                        the selling shareholders in the open
                                        market or in privately negotiated
                                        transactions and at fixed or
                                        negotiated prices.

Risk factors                            Investment in the Company's common
                                        stock involves a high degree of risk,
                                        including the risk that investors could
                                        lose their entire cash investment.  For
                                        a discussion of risk factors you should
                                        consider before buying shares of our
                                        common stock, see the section entitled
                                        "Risk Factors" beginning on page 6.

Dividend Policy                         We do not intend to pay dividends on
                                        our common stock.  We plan to retain
                                        any earnings in the foreseeable future
                                        in the operations of the business to
                                        help fund future growth.

Plan of offering                        There is no underwriter for this
                                        offering.

Selected Financial Data

The following selected financial data is derived from the Company's financial statements included elsewhere in this prospectus and should be read in conjunction with the more detailed financial statements, including notes thereto, appearing elsewhere in this prospectus and should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." The financial information as of December 31, 2002 and for the year then ended has been derived from the financial statements audited by J. D. Cloud & Co. L.L.P. The financial information for the year ended December 31, 2001 has been derived from the financial statements audited by Battelle & Battelle LLP. The financial information as of September 30, 2003 and for the nine month periods ended September 30, 2003 and 2002 has been derived from unaudited financial statements prepared by management.

Balance sheet data:           December 31, 2002   September 30, 2003
                                                     (Unaudited)
                              -----------------   ------------------
  Total Assets                   $ 1,235,986         1,200,153
  Total Liabilities                1,213,353         1,145,181
  Shareholders' Equity                22,633            54,972

Statement of Operations data:       Year Ended       Nine months Ended
                                    December 31        September 30
                              ---------------------  ------------------
                                   2002     2001       2003       2002
                                   ----     ----       ----       ----
  Revenues                    $ 2,008,389 1,185,318  2,124,351  1,441,097
  Operating Expenses            2,342,189 1,364,529  2,072,582  1,578,720
                                --------- ---------  ---------  ---------
  Income (loss) before taxes     (333,800) (179,211)    51,769   (137,623)
  Income tax (benefit)           ( 26,266) ( 17,582)    19,430      8,610
                                  --------  --------    ------    -------
  Net income (loss)           $  (307,534) (161,629)    32,339   (146,233)
                                  =======   =======     ======    =======

                               RISK FACTORS

An investment in the common shares offered by this prospectus is speculative and involves a high degree of risk, including the risk factors described below. In addition to the other information presented in this prospectus, each prospective investor should carefully consider the following risk factors inherent in and affecting our business and this offering before making an investment decision. Each of the following risks could have a material adverse effect on the business, financial condition or operating results of the Company. In such a case, the trading price of common stock would probably decline, and investors may lose all or part of their investment.

RISKS RELATED TO OUR FINANCIAL CONDITION

THE COMPANY HAS A RECENT HISTORY OF OPERATING LOSSES INCLUDING LOSSES IN FISCAL 1999 ($434,776), IN FISCAL 2000 ($485,256), IN FISCAL 2001, ($161,629), IN
FISCAL 2002 ($307,534), AND FOR THE SIX MONTHS ENDED JUNE 30, 2003 ($75,803). THE COMPANY COULD INCUR LOSSES AGAIN IN THE FORESEEABLE FUTURE. Such losses could result from large investment in capital resources for enhancing existing products and services and for new products and services, large investments in sales and marketing efforts, continued declines in revenues for our legacy software product line, and potential declines in revenues from the Company's primary revenue source, GroceryEC.com. The Company's future profitability depends, in part, on the success of its product development efforts; the acceptance of its business model by targeted customers; and its sales and marketing activities.

Although the Company reported a profit for the third quarter of 2003, the success of the Company's business model depends upon potential customers being attracted to and using its Internet-based electronic commerce products and services. This business model is not yet fully proven. Several factors, including customer acceptance, retailer arrangements, competitive factors and our ability to successfully develop and market our products, make it impossible to predict when or whether we will generate sufficient revenue to sustain long-term profitability. Consequently, we may never achieve sufficient revenues or profitability, and even if we do, we may not sustain or increase profitability on a quarterly or an annual basis in the future. Our ability to continue in business could be jeopardized if we are not able to achieve and sustain positive cash flow or profitability or if we are not able to obtain necessary financing on satisfactory terms.

THE COMPANY'S REVENUES COULD DECREASE AS IT CONTINUES ITS TRANSITION FROM ITS HISTORICAL SOFTWARE BUSINESS MODEL TO A TRANSACTION-BASED BUSINESS MODEL. The Company has been transitioning, and will continue to transition, its business model to focus on providing customers with the ability to process their electronic commerce documents via the Internet for fees based on the number and/or size of the transactions. The Company expects that this model will provide an increase in recurring revenues, but it has also resulted in a decrease in licensing and sales revenue the Company receives from its software products, which would have normally been offered to potential customers.

Under the new model, the Company provides transaction services wherein customers pay for transactions that they process. The Company believes that this service will allow its customers to receive, transmit, and process electronic commerce documents without having to bear significant up-front software and on-going third-party network expenditures. Any failure in the Company's ability to implement and grow its Internet-based services could have a material adverse affect on the Company's business and financial results. In addition, the Company's business and financial results could also suffer if revenue from increased volume experienced by existing and new customers does not make up for the loss in revenue from the decrease in the per-customer amount of licensing fees and other charges for its software products.

THE COMPANY'S CAPITAL RESOURCES MAY BE INSUFFICIENT TO FUND IMPLEMENTATION OF ITS PRODUCTS AND SERVICES AND MARKETING ITS ADVANTAGES TO POTENTIAL USERS. Substantial funds are required to complete the Company's planned product development efforts and expand its sales and marketing activities. The Company expects that existing capital resources along with cash flows generated from its current activities will be adequate to fund its operations, but the Company cannot guarantee that this will be the case. The Company's future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful marketing of existing products; and progress in product development efforts to enhance and generate new products and services; the ability to target additional vertical industries for the Company's products and services; and the growth and success of effective sales and marketing activities.

If funds generated from the Company's operations, together with its existing capital are insufficient to meet current or planned operating requirements, the Company will have to obtain additional funds through equity or debt financing. The Company does not have any committed sources of additional financing, and it cannot provide assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, the Company may have to delay, scale-back or eliminate certain aspects of its operations. Therefore, the inability to obtain adequate funds could have a material adverse impact on its business, financial condition and results of operations.

INABILITY TO OBTAIN FUTURE CAPITAL. As of the date of this filing, the Company had cash in the amount of approximately $200,000. The Company anticipates that it may need to raise additional funds if its operations do not generate anticipated revenues. If the Company is unable to obtain necessary additional financing, its business may suffer. It cannot be assured that any additional financing will be available on reasonable terms or at all. In addition, the Company may need to raise additional funds sooner if it attempts to expand more rapidly or if competitive pressures or technological changes are greater than anticipated. Even if the Company is able to obtain additional financing, the Company may subsequently need to raise additional funds if it does not sustain profitability.

The Company at October 31, 2003 has outstanding $750,000 of Convertible Subordinated Notes plus approximately $57,898 accrued interest on those Notes. The Company has completed negotiations with most holders of its Convertible Subordinated Notes, and is currently negotiating with certain other holders of its subordinated notes to obtain extensions of the due dates of the Notes, which were primarily due in the third quarter of 2003 or which are due in the fourth quarter of 2003. Substantially all of the note holders agreed to extend the maturity dates of their notes to January 5, 2004 provided the Company pays all accrued interest before due dates ranging from September 22, 2003 to December 17, 2003. The Company, to date, has made all such interest payments. Effective on November 14, 2003, a holder of the Company's 15% Convertible Subordinated Notes in the principal amount of $250,000 agreed to convert the principal amount of the Note into 235,849 shares of the Company's common stock. Management also expects that, if the Company's financial and operating results in the last two quarters of 2003 are satisfactory to the note holders, some, if not all, of the remaining note holders may further extend the maturity dates, convert the Notes into the Company's common stock pursuant to the note agreements, or modify the terms of the notes. In addition, the Company is pursuing additional sources of capital to replace the Convertible Subordinated Notes in the event that the note holders request payment.

THE COMPANY'S FINANCIAL POSITION IS CHARACTERIZED BY CURRENT DEBT. As of September 30, 2003 as indicated by the Company's balance sheet included with this Form S-B2 Registration Statement, the Company was capitalized primarily by current debt.

RISKS RELATED TO OUR BUSINESS

THE COMPANY'S LIMITED OPERATING EXPERIENCE MAY CAUSE IT TO MISJUDGE ITS MARKETS OR NEEDS. Although the Company has been providing software and solutions for the electronic commerce market since 1990, its involvement in Internet-based products and services has been a much more recent development. Its initial Internet product has been in operation for approximately three and one-half (3-1/2) years. Accordingly, the Company has limited operating history in this environment. An investor in Common Stock must consider the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.

THE COMPANY MAY BE UNABLE TO IMPLEMENT ITS BUSINESS STRATEGY. Although the Company believes its strategy can be successful, there are many reasons why it may be unable to implement it, including the Company's inability to deploy its products and services on a large scale due to software development, information technology infrastructure, or other problems; to attract a sufficiently large audience of users to its Internet-based electronic commerce network; to increase awareness of its brand; to strengthen customer loyalty; to continue to develop and improve its products; to continue to develop and upgrade its technology; and to attract, retain and motivate qualified personnel.

THE COMPANY MAY BE UNSUCCESSFUL AT MANAGING ITS GROWTH. The Company believes its business model has the potential for rapid growth. This growth could place a significant strain on management and operations, including sales, marketing, customer support, research and development, finance and administrative operations. Achieving and maintaining profitability during a growth period will depend, among other things, on the Company's ability to successfully expand its products, services and markets and to manage its operations effectively. Difficulties in managing growth, including difficulties in obtaining and retaining talented management and other personnel could have a material adverse affect on the Company's business and financial results.

THE COMPANY HAS INTRODUCED SEVERAL ELECTRONIC COMMERCE B2B PRODUCTS, AND MARKET ACCEPTANCE OF THESE PRODUCTS IS CRITICAL TO THE COMPANY'S SUCCESS. The Company is currently marketing EnterpriseEC, GroceryEC, RetailEC, LogisticsEC and ManufacturingEC and other products. As of October 31, 2003 approximately 2,700 customers were utilizing these products. Broad and timely acceptance of the Company's recently introduced products, which is critical to its future success, is subject to a number of significant risks. These risks include the ability to successfully market and sell these products; the products' ability to support large numbers of customers; the need to enhance the features and services of the Company's products; and the need to significantly expand internal resources to support planned growth of these products.

Although the Company expects to derive a significant portion of its long-term future revenue from its electronic commerce products and services, the pricing and revenue models for these products are ever changing in a fluid market environment. If these products do not achieve the level of market acceptance anticipated at a satisfactory pricing level, the Company's business and financial results would suffer.

Our success depends highly upon our achieving broad market acceptance of our products and services. Market acceptance requires, among other things, that we:

  *  educate potential customers on the benefits of our products
  * commit a substantial amount of human and financial resources to secure strategic partnerships and relationships
  *  develop internal sales, marketing and support activities to customers

There can be no assurance that we will be able to achieve any or all of these objectives, and thus obtain sufficient acceptance of our products to achieve profitable operations. Potential customers may perceive nominal benefit from our products and services. As a result, potential customers may not value, and may be unwilling to pay for our products. We also do not have established brand images, nor do we expect to spend significant marketing expenses to build and promote brand images. If our products do not achieve broad market acceptance, we may not be able to continue operating in our business or operate at sufficient levels or profitability.

SYSTEM ENHANCEMENTS, UPGRADES AND OTHER FACTORS COULD CAUSE SERVICE DISRUPTIONS OF INTERNET-BASED PRODUCTS. As the Company enhances and upgrades its Internet-based products and services, customers could suffer temporary service interruptions. Other factors, such as unauthorized intervention and access into the Company's servers may also cause system delays or denials of service. The Company has and will continue to take steps to ensure that such disruptions do not occur, and that any disruptions that do occur are insignificant. However, any problems not resolved in a timely manner could negatively affect the Company's business and financial results.

IF THE COMPANY ACQUIRES OTHER COMPANIES, IT MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM. Currently, there are no plans to acquire any other companies, but it may be deemed advantageous to the Company's growth to do so. If the Company is unable to effectively integrate any acquired company, the results could negatively affect the Company's business and financial results.

PRODUCTS MAY NOT BE ACCEPTED BY THE MARKET.   To date, the Company has
experienced success on a limited basis for its FORMULA_ONE, BCLM, EnterpriseEC, GroceryEC and other Web EDI products.

The FORMULA_ONE product, although initially available as a DOS program in 1992 and later available to segments of its customer base in Microsoft Windows, has had limited success due primarily to the Company's insufficient expenditures on sales and marketing efforts and the Company's lack of sufficient capital.

The BCLM products have had limited success because they require, in most cases, the customer's use of FORMULA_ONE.

The Company's first Web EDI product, GroceryEC.com, has been successful, but the Company's other products, including EnterpriseEC and other Web EDI products which have only been recently introduced to the marketplace, have been far less successful due primarily to longer than expected development time, insufficient expenditures on sales and marketing efforts and the Company's lack of sufficient capital.

THE COMPANY HAS LIMITED SALES AND MARKETING EXPERIENCE. A major thrust of the Company's strategy is to make potential customers aware of its products, their features and benefits. This will require sales and marketing expertise. However, the Company's current sales and marketing staff is small compared to competitors. Although the Company intends to identify and recruit employees with sales and marketing experience, it may be unable to do so and may therefore be unable to successfully establish and maintain a significant sales and marketing organization.

THE COMPANY'S ABILITY TO RECRUIT AND RETAIN SKILLED EMPLOYEES. The Company is substantially dependent on the continued services and performance of its

President and current employees. In addition, the Company believes it will need to expand significantly its product development, marketing and customer service staffs. Competition for employees in the Company's industry is intense. If the Company is unable to attract, assimilate and retain highly qualified employees, management may not be able to effectively manage the business, explore opportunities and respond to competitive challenges. As a result, the Company's business and financial results would suffer. Many competitors may be able to offer more lucrative compensation packages that include stock options and other stock-based compensation and higher-profile employment opportunities.

INABILITY TO COMPETE SUCCESSFULLY AGAINST COMPANIES OFFERING SIMILAR FUNCTIONS. A large number of companies compete with us for customers, electronic commerce transactions and other sources of on-line revenue. We face significant competition in the markets in which we offer our products from competitors that also offer high quality products. In addition, management expects that new competitors will attempt to enter the market and that existing competitors will improve the performance of their current products or introduce new products or new technologies that provide improved performance characteristics. New product introductions by our competitors could cause a significant decline in sales or loss of market acceptance of our existing products and future products. The number of companies offering B2B e-commerce services is large and increasing at a rapid rate. The Company believes that competition for B2B e-commerce products and services will continue to increase as the Internet develops as a communication and commercial medium. Although the Company believes its products and marketing strategy are unique, the Company directly and indirectly competes for customers with numerous Internet and non-Internet businesses, including traditional Value Added Networks (Sterling Commerce, Inovis, IBM, GXS, Easylink, etc.); Internet VANs (Internet Commerce Corporation, SPS Commerce, etc.); and web-based B2B e-commerce companies (EB2B Inc., SPS, Inovis, GXS, etc.). Most of our competitors are well established, better known, and significantly larger, with substantially greater technical, marketing, and financial resources than we have. The greater resources of many of our competitors may permit them to respond more rapidly than we can to changes in technology. As a result, many of the products and services we offer are developed and offered by other companies in the industry.

Many of these potential competitors are likely to enjoy substantial competitive advantages compared to the Company, including the ability to offer a wider array of products and services, larger production and technical staffs, greater name recognition, larger marketing budgets and resources, larger customer and user bases and substantially greater financial, technical and other resources.

Our ability to compete in the market will depend upon a number of factors including the success of our marketing efforts and our continued ability to secure and maintain ongoing relationships with companies in the industries we serve. We expect to compete based upon the quality, reliability, flexibility and the ease of use of our products. We also expect to compete on value relative to the features our products offer.

To be competitive, the Company must respond promptly and effectively to the challenges of technological change, evolving standards, and competitors' innovations by continuing to enhance its products and services and to expand its sales and marketing channels. Increased competition could result in loss of market share, reduced prices or reduced margins, any of which could adversely affect the Company's business. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT THE COMPANY. The Company is subject to government regulation. Laws and regulations have been or may be adopted with respect to the Internet or other on-line services covering issues such as user liability and privacy, copyright protection, and distribution.

The applicability to the Internet of existing laws in various jurisdictions governing issues is uncertain and may take years to resolve. Demand for the Company's products' features and services may be affected by additional regulation of the Internet. Federal, State, or governments of foreign countries may attempt to regulate the Company's transmissions, levy sales or other taxes relating to the Company's activities or impose other restrictions on the Company's services. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. In addition, the growth and development of the market for B2B e-commerce may prompt the adoption of more stringent laws, both in the United States and abroad, that impose additional burdens on companies conducting business over the Internet. The requirement that the Company comply with any new legislation or regulation, or any unanticipated application or interpretation of existing laws, may decrease the demand for the Company's services, increase the cost of doing business or otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

INTERNET CAPACITY CONSTRAINTS MAY INHIBIT THE COMPANY'S SUCCESS. The Company's success depends, in large part, on Internet access and the ability of the Internet to accommodate rapidly increasing traffic. The Internet may not prove to be a viable commercial medium because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), timely development of complementary technologies, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation. If the Internet continues to experience significant growth in the number of users and the level of use, then the Internet infrastructure may not be able to continue to support the demands placed on it.

RISKS RELATED TO SYSTEMS OPERATION. The Company relies on the Internet and, accordingly, depends upon the continuous, reliable and secure operation of Internet servers and related hardware and software. Recently, several large Internet commerce companies have suffered highly publicized system failures that resulted in adverse reactions to their stock prices, significant negative publicity and, in certain instances, litigation. Although agreements are in place to host the Company's systems and provide bandwidth with suitable precautions in place to prevent system failures and outages, it is likely that the Company will also suffer service outages from time to time. To the extent that the Company's service is interrupted, its users will be inconvenienced and the Company's reputation may be diminished. Some of these outcomes could directly result in a reduction in the Company's stock price, significant negative publicity, a reduction in revenues, a loss of customers and a potential for litigation. Although the Company anticipates that its computer and communications hardware will be protected through physical and software safeguards, they will still be vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and other similar events. The Company does not currently have full redundancy for all of the Company's computer and telecommunications facilities in separate geographic locations to counter an area-wide catastrophe where the Company does business. A catastrophic event could have a significant negative effect on the Company's business, results of operations, and financial condition.

The Company also depends upon third parties to provide potential users with web browsers and Internet and on-line services necessary for access to the Company's services. It is possible that users will experience difficulties with the Internet and other on-line services due to system failures, including failures unrelated to the Company's systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on the Company's business, results of operations and financial condition.

The Company also retains confidential customer information in the Company's database. It is, therefore, critical that the Company's facilities and infrastructure remain secure and that the facilities and infrastructure are perceived by customers to be secure. Despite the implementation of measures in the Internet industry, the Company's infrastructure is potentially vulnerable to physical break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage the Company's reputation or result in liability.

THE COMPANY'S PLATFORM INFRASTRUCTURE AND ITS SCALABILITY ARE NOT PROVEN. If the Company's Internet-based products are used by an increasing number of users, the network infrastructure would need to be expanded from time to time. In addition, the Company will need to accommodate changing customer requirements. The Company may not be able to accurately project the rate or timing of increases, if any, in the use of its systems or to expand and upgrade the systems and infrastructure to accommodate such changes on a timely basis, at a commercially reasonable cost, or at all. The systems may not accommodate increased use while maintaining acceptable overall performance.

POTENTIAL LIABILITY IF CONFIDENTIAL INFORMATION IS DISCLOSED INAPPROPRIATELY. Claims for unlawful disclosure of confidential information have been brought, sometimes successfully, against on-line service providers in the past. Any such liability will have a material adverse effect on the Company's reputation, business, results of operations and financial condition.

DEPENDENCY ON INTELLECTUAL PROPERTY RIGHTS. The Company's intellectual property is important to its business. The Company relies on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect its intellectual property. The Company's efforts to protect its intellectual property may not be adequate. Competitors may independently develop similar technology or duplicate the Company's products or services. Unauthorized parties may infringe upon or misappropriate the Company's products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States, and the global nature of the Internet makes it difficult to control the ultimate destination of its products and services. In the future, litigation may be necessary to enforce the Company's intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time-consuming and costly. It may even be cost prohibitive, and there is always a risk that the Company will not prevail if a suit is filed. The Company could be subject to intellectual property infringement claims as the number of competitors grows and the content and functionality of its services overlaps with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert the Company's attention from its operations. If the Company becomes liable to third parties for infringing their intellectual property rights, it could be required to pay a substantial damage award and forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. The Company may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. The Company also intends to rely on a variety of technologies that it will license from third parties, including any product development, database, and Internet server software that will be used to operate its products and services. These third-party licenses may not be available to the Company on commercially reasonable terms. If the Company were deprived of the right to use software incorporated in its products for any reason, or if the tools utilized in the development of its products were discontinued or the capabilities contained in future releases were not up to the standards set by the Company, there could be a serious disruption to the business.

THE COMPANY MAY NOT ACHIEVE SUFFICIENT AND SUSTAINED LEVELS OF PROFITABILITY. The sustained profit potential of the Company's business model is unproven.
The Company's revenue is dependent on the number of customers who subscribe to its Internet-based products and services, and the volume of the data, documents or other information those customers send or retrieve utilizing these services. The success of the Company's products and services and other proposed products and services depend to a large extent on the future of B2B e-commerce using the Internet, which is uncertain. In addition, the Company anticipates increasing its operating expenses, especially in the areas of sales, marketing, product development, and customer service. As a result, the Company may not be able to achieve and/or sustain levels of profitability that are satisfactory to investors and shareholders. If the Company experiences a shortfall in its estimated revenue, it may be unable to adjust spending in a timely manner to achieve desired profits.

INTERNET USAGE STAGNATES OR THE INTERNET'S INFRASTRUCTURE FAILS. If the Internet does not gain increased acceptance for B2B e-commerce, the Company will not grow and profitability will be hampered. Concerns about the security of on-line transactions and the privacy of users may inhibit the growth of the Internet as a means of delivering business documents and data. The Company may need to incur significant expenses and use significant resources to protect against the threat of security breaches or to alleviate problems caused by security breaches. The Company cannot be certain that the infrastructure or complementary services necessary to maintain the Internet as a useful and easy means of transferring documents and data will continue to develop.

DEPENDENCY ON DATA CENTERS, WHICH COULD BE DESTROYED OR DAMAGED. The Company's Internet-based products are dependent upon the ability to protect computer equipment and the information stored on this equipment against damage that may be caused by fire, power loss, telecommunication or Internet failures, unauthorized intrusion, computer viruses and disabling devices, internal errors and other similar events. The Company currently leases space in a data center located in Dayton, Ohio that provides physical security (24 hour security guards), environment control (humidity and temperature), and electricity (battery operated, backfilled from the Dayton power grid, with six hours of battery backup in the event of a power failure). Additional motor generator services are available within the six hour battery backup timeframe if necessary) and bandwidth (multiple Internet backbone providers with load balancing). The Company also maintains backup systems at its facility in Beavercreek, Ohio located approximately twelve miles from the data center. In the event of a regional catastrophe, the Company may suffer a significant loss to its systems and may be unable to provide services to customers, which would have a substantial effect on the Company.

Depending on future financial position, the Company has plans to lease backup data center space, which is geographically separated from its current data center with procedures to provide for switching to the backup data center in the event of a catastrophic event or system failure.

RISKS RELATED TO OUR COMMON STOCK

THE COMPANY'S OPERATING RESULTS COULD FLUCTUATE, CAUSING ITS STOCK PRICE TO FALL. Due to the volatile nature of "Internet Stocks" and particularly "over the counter" or "bulletin board" stocks, the Company's stock price could be adversely affected based on fluctuations in its operating results.

THE LACK OF AN ESTABLISHED TRADING MARKET MAY MAKE IT DIFFICULT TO TRANSFER OUR STOCK. The Company's common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price, of the common stock. See "Description of Securities" and "Market for Common Equity and Related Shareholder Matters."

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, A PURCHASER IN THE OFFERING WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM APPRECIATION, IF ANY, IN THE MARKET PRICE OF THE COMMON STOCK. We have not paid and have no intentions in the foreseeable future to pay any dividends on our common stock. Therefore, an investor in all likelihood will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK TRADE UNDER $5.00 THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO RESELL YOUR SHARES. Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our securities maintain a market price of $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

THE SELLING SHAREHOLDERS, IF THEY CHOOSE TO SELL PART OR ALL OF THEIR SHARES IN SUFFICIENTLY LARGE VOLUMES IN A RELATIVELY SHORT TIME PERIOD, MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE. Often sales of large blocks of stock can reduce the price of a common stock.

THE COMPANY'S OFFICERS HAVE EFFECTIVE CONTROL OF THE COMPANY AND OTHER STOCKHOLDERS MAY HAVE LITTLE OR NO VOICE IN CORPORATE MANAGEMENT. The President beneficially owns 64.6% of the outstanding shares of common stock.
As a result, the President effectively controls the election of directors and matters requiring approval by the Company's shareholders. Thus, he may be able to prevent corporate transactions such as future mergers, which might be favorable from the Company's standpoint or the standpoint of the other shareholders.

QUARTERLY, SEASONAL AND OTHER FLUCTUATIONS IN OUR BUSINESS AND OPERATING RESULTS MAY DEPRESS THE TRADING PRICE OF OUR COMMON STOCK. Our operating results have fluctuated widely in the past, and we expect that these results will fluctuate in the future due to do a number of factors. We do not control several of these factors. These factors include the following (as well as other factors described in other Risk Factors):

  *  Changes in general economic conditions
  * Changes in specific economic conditions prevailing in our industry and in other technology industries
  *  Our ability to obtain new customers
  *  The impact of accounting for non-cash interest expense

As a result of the factors discussed herein as well as others, we believe that period-to-period comparisons of our historical results of operations are not necessarily good predictors of indications of our future performance. If our future operating results are below the expectations of investors or any stock market securities analysts who may follow our stock, our stock price may decline.

             DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including statements regarding the expectations of future operations within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For this purpose, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate," or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within the Company's control. These factors include, but are not limited to, economic conditions generally and in the industries in which the Company may participate, competition within chosen industry, including competition from much larger competitors, technological advances, and the failure to successfully develop business relationships. In light of these risks and uncertainties, you are cautioned not to place undue reliance on these forward looking statements. For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements.

We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus.
You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                             USE OF PROCEEDS

The net proceeds to the Company from the exercise of the warrants by the selling security holders are net after deducting the estimated offering expense of $16,000, which are as follows (all amounts are estimates):

Securities and Exchange Commission filing fee                      $ 1,000
National Association of Securities Dealers, Inc filing fee           1,000
Printing costs                                                       2,000
Blue Sky fees and expenses                                           2,000
Legal fees and expenses                                              5,000
Accounting fees and expenses                                         2,000
Miscellaneous                                                        3,000
                                                                   -------
Total                                                              $16,000
                                                                    ======

Whether we sell any shares of our common stock, the present shareholders of the Company shall pay for all expenses listed above.

The proceeds, net of expenses, are intended to be utilized substantially as follows:

Application of proceeds                                   Approximate Amount
-----------------------                                   ------------------
Expansion of sales and marketing efforts                        $  400,000
Escalation of development of existing and new products             350,000
Computer equipment                                                 110,000
Working capital                                                    224,850
Software                                                           100,000
Payment of the 8% demand notes to the Company's President           45,000
                                                                 ---------
Total                                                           $1,229,850
                                                                 =========

These proceeds are intended to be utilized substantially for working capital and general corporate purposes as well as the costs and expenses associated with development of new products and enhancement of existing products. As management retains sole discretion as to the use of proceeds, such use of proceeds will not vary substantially unless management (i) determines that the proceeds would better serve the company's interests by acquiring a complementary business in lieu of developing one itself; and (ii) management is presented with the opportunity to acquire such a business. Management reserves the right to use the proceeds for such a purpose. In the event that management alters its use of proceeds as a result of the aforementioned, we would reduce the proceeds for each category in the above table as appropriate in the circumstances. A complementary business would be a business engaged in Internet-based business-to-business commerce or a related technology based company. We have not entered into any negotiations, preliminary or otherwise, to acquire a complementary business and thus have no indication as to the form or structure such transaction would entail. If the proceeds are less than indicated above, we will apply any proceeds approximately in the same percentage breakdown as indicated above giving no necessary priority to any one particular category.

                     DETERMINATION OF OFFERING PRICE

The offering price is determined as follows:                    Proceeds to
                                                                  Company
                                                             ----------------

Exercise of outstanding Warrants related to the 15%
convertible subordinated notes for 675,000
shares of common stock @ $1.205 per share                        $  813,375 (A)

Exercise of Warrants reserved for future issuance
to a note holder for 75,000 shares of common stock
@$1.205 per share                                                $   90,375 (A)

Exercise of Warrants attached to the 10% convertible
subordinated notes for up to 250,000
shares of common stock @ $1.25 per share                         $  312,500 (B)

Exercise of Warrants issued in exchange for services performed for up to 20,000 shares of common stock at $1.48
per share                                                        $   29,600 (C)

Conversion of 15% Convertible Subordinated Notes into
common stock in an amount equal to principal and accrued
interest at $1.06 per common share                                        - (D)

Conversion of 10% Convertible Subordinated Notes into
common stock in an amount equal to principal and accrued
interest at $1.10 per common share                                        - (E)

(A) In 2001 the Company issued seven 15% Convertible Subordinated Notes of which four currently are outstanding in the principal amount of $250,000. The notes may be converted at the note holders'option at maturity in the principal amount plus any accrued interest into the Company's common stock at a price of $1.06 per common share. The Notes have outstanding warrants whereby the note holders can acquire 675,000 shares of the Company's common stock at a price of $1.205 per common shares. In addition, warrants for the acquisition of 75,000 common shares are reserved for future issuance to a note holder. The warrants expire on several dates in 2005. The Company will realize up to $903,750, depending upon whether and the extent that the note holders exercise their warrants. On November 14, 2003 the holder of the Company's 15% Convertible Subordinated Notes in the principal amount of $250,000 converted the note into 235,849 shares of the Company's common stock.

(B) In 2002 the Company issued six 10% Convertible Subordinated Notes that currently are outstanding in the principal amount of $250,000. The notes may be converted at the note holders' option at maturity in the principal amount plus any accrued interest into the Company's common stock at a price of $1.10 per common share, and have attached warrants whereby the note holders can acquire up to 250,000 common shares of the Company at a price of $1.25 per common share. The warrants expire on September 27, 2005. The Company will realize up to $312,500, depending upon whether and the extent that the note holders exercise their warrants.

(C) In 2001 the Company granted warrants to an unrelated third party for the purchase of 20,000 shares of the Company's stock at $1.48 per share, exercisable through June 25, 2006. The Company will realize up to $29,600 if these warrants are exercised.

(D) The 15% Convertible Subordinated Notes issued in 2001 are convertible at maturity in the principal amount plus unpaid accrued interest into the Company's common stock at a price of $1.06 per common share. The maximum number of shares upon conversion of the principal and interest is expected to be 498,581, based upon accrued interest expected to be outstanding at the earliest expected conversion date (principally January 5, 2004) and the conversion on November 14, 2001 of a note in the principal amount of $250,000.

(E) The 10% Convertible Subordinated Notes issued in 2002 are convertible at maturity in the principal amount plus unpaid accrued interest into the Company's common stock at a price of $1.10 per common share. The maximum number of shares upon conversion of the principle and interest is expected to be 233,459, based upon accrued interest expected to be outstanding at the earliest expected conversion date (principally January 5, 2004).

The maximum number of shares expected to be issued is 1,752,040, consisting of 732,040 shares issued upon conversion of the Convertible Subordinated Notes and 1,020,000 upon exercise of all the warrants. The total proceeds to the Company assuming the full exercise of all warrants is $1,245,850 ($1,229,850 net of $16,000 estimated offering expenses); $903,750 from the full exercise of the warrants attached to the 15% Convertible Subordinated Notes; $312,500 from the full exercise of the warrants attached to the 10% Convertible Subordinated Notes; and $29,600 resulting from the exercise by the unrelated third party of 20,000 warrants.

                                  DILUTION

The following summarizes the dilution of ownership of the current shareholders assuming the sale of all shares to be registered:

                                                    Percentage ownership
                                      # shares   Before offering After offering
                                      --------   --------------- --------------

Shares currently owned by shareholders
 other than selling security holders  5,585,367      98.67%
Shares currently owned by selling
 Security holders                        75,635       1.33
                                      ---------     ------
Total shares currently owned          5,661,002     100.00         76.37%
                                                    ======
Shares to be registered               1,752,040                    23.63
                                      ---------                    -----
Total shares to be outstanding        7,413,042                   100.00%
                                      =========                   ======

                                DIVIDEND POLICY

The Company does not intend to pay dividends on our common stock. Management plans to retain any earnings in the foreseeable future in the development and expansion of the Company's business. Management can give no assurance that any dividends on the common stock will ever be paid.

                                CAPITALIZATION

The following sets forth the capitalization of the Company as of September 30, 2003, and the adjusted capitalization assuming the sale of the common stock offered in this offering as if it occurred on September 30, 2003. This information should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

                                                       September 30, 2003
                                                -----------------------------
                                                   Actual
                                                (Unaudited)     As Adjusted
                                                -------------- --------------
Current liabilities                             $ 1,145,181        321,710
                                                  ---------        -------
Total liabilities                                 1,145,181        321,710
                                                  ---------        -------

Shareholders' equity
  Common stock, $0.01 par value; 20,000,000
    shares authorized; 5,661,002 issued and
    outstanding at September 30, 2003;
    7,413,042 issued and outstanding at
    September 30, 2003 as adjusted for
    sale of shares in this offering                   5,661          7,413
  Paid-in Capital                                   850,459      2,902,028
  Accumulated deficit                              (801,148)      (801,148)
                                                  ---------      ----------
    Total shareholders' equity                       54,972      2,108,293
                                                  ---------      ---------
    Total liabilities and shareholders' equity  $ 1,200,153      2,430,003
                                                  =========      =========

                           SELLING SECURITY HOLDERS

We are registering for offer and sale 1,752,040 shares of common stock that will be held by certain security holders upon their conversion of the convertible subordinate notes up to 732,040 shares; by certain security holders upon their exercise of warrants for up to 1,000,000 shares; and by a certain security holder upon exercise of warrants for up to 20,000 shares. The selling security holders may offer their shares for sale on continuous basis pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling security holders' shares offered under Rule 415, we have committed to keep this prospectus current during any period in which offers or sales are made See "Risk Factors." All of the selling security holders' shares registered hereby will become tradable immediately at the dates of issuance of the shares at conversion of the Convertible Subordinate Notes and at the dates of exercise of the warrants; all such dates are after the effective date of the registration statement of which this prospectus is a part.

The following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling security holder as of October 31, 2003. This information is based upon information provided to Advant-e Corporation by the named selling security holder or by the Company's transfer agent. Because the selling security holders may sell all, some, or none of their respective shares of common stock, no definitive estimate as to the number of shares that will be held by the selling security holders after this offering can be provided. Selling security holders may include the security holders listed below and their transferees, pledges, donees or their successors. Except as set forth below, none of the selling security holders is currently an affiliate of Advant-e Corporation and except as set forth below none of them have had a material relationship with Advant-e Corporation during the past three years.

                                Shares    Shares
                               Offered    Owned     Shares Owned After Offering
 Name of Selling                in this   Before    ---------------------------
 Security holder              Prospectus Offering    Number(3)   Percent(1)
 ---------------              ---------- --------     ------       -------
James D. Rike (4)                69,458         -      69,458

The Pinnacle Fund, L.P. (7)     610,849         -     610,849        8.24
Gary C. Evans (4)               185,849         -     185,849        2.51
Halter Financial Group (2)(4)    74,481    75,635     150,116        2.03
John S. Lemak (4)               232,944         -     232,944        3.14
Covenant Investments, L.P.(5)    96,692         -      96,692        1.30
Blair Baker (5)                  96,692         -      96,692        1.30
Scott Brock (5)                  48,346         -      48,346
Rene Larrave (5)                 96,692         -      96,692        1.30
Charter Private Equity,L.P.(5)   48,345         -      48,345
Barwell Partners, Ltd. (5)       96,692         -      96,692        1.30
CTC, Inc. (6)                    20,000         -      20,000
Reserved for potential future
  issuance to note holder (8)    75,000         -      75,000        1.01
                               ---------   ------   ---------
                              1,752,040    75,635   1,827,675
                              =========    ======   =========

(1) Includes only percentage holdings if 1% or greater. Percentages are based on 7,413,042 shares--5,661,002 currently outstanding common shares plus 1,752,040 common shares offered in this prospectus.
(2) The Halter Financial Group (HFG), a financial services provider, provided merger-related services to Advant-e Corporation in connection with the merger of Advant-e Corporation and Edict Systems, Inc. on April 10, 2000. HFG was compensated for those service by issuance of 400,000 shares of Advant-e's common stock to HFG, its designees or assignees.
      Also in connection with that merger, HFG and its designees or assignees subsequently acquired an additional 141,500 shares of the Company common stock pursuant to a stock purchase agreement.
(3) Assumes the sale of none of the shares offered by the selling security holders.
(4)   Holder of the Company's 15% Convertible Subordinated Notes issued in
      2001.
(5)   Holder of the Company's 10% Convertible Subordinated Notes issued on
      July 9, 2002.
(6)   Holder of warrants received in exchanged for investor relations services.
(7) Converted $250,000 15% Convertible Subordinated Note into common stock effective November 14, 2004.
(8) Warrants have not been issued to one of the note holders and are therefore not outstanding. The Company anticipates issuing these warrants at some future date.


                           PLAN OF DISTRIBUTION

Sale of the selling security holder shares

In this section of the prospectus, the term "selling security holder" means and includes: (1) the persons identified in the tables above as the selling security holders and (2) any of their donees, pledges, distributes, transferees or other successors in interest who may (a) receive any of the common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The common stock offered by this prospectus may be sold from time to time to directly by the selling security holders. Alternatively, the selling security holders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The Company is unaware if any of the selling security holders, as of the date of this prospectus, had entered into any underwriting or distribution arrangements with respect to the common stock offered hereby. The distribution of the common stock by the selling security holders may be effected in one or more transactions that may take place on the OTC Bulletin Board (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the selling security holders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Bulletin Board; in privately-negotiated sales; by a combination of these methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of the common stock.

The selling security holders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling security holder. The selling security holder also may sell shares short and redeliver the shares to close out their short positions. The selling security holders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus.

The selling security holders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Company is unaware if any of the selling security holders, as of the date of this prospectus, had entered into any underwriting or distribution arrangements with respect to the common stock offered hereby. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling security holders or their underwriters, brokers, dealers or other agents or other intermediaries that may participate with the selling security holders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

At the time a particular offer of common stock is made by or on behalf of a selling security holder, to the extent required under applicable rules of the Securities and Exchange Commission, we will prepare a prospectus supplement setting forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, agents or other intermediaries, if any, the purchase price paid by any underwriter for securities purchased from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to others, and the proposed selling price to the public.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling security holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the time of purchases and sales by the selling security holders.

In order to comply with certain state securities laws, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

All costs, expenses and fees in connection with the registration of the common stock offered hereby will be borne by us. However, any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common stock will be borne by the selling security holders.

                                 LEGAL PROCEEDINGS

The Company is currently not subject to any legal proceedings. The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Jason K. Wadzinski                         39           President/CEO/Director

John F. Sheffs                             78           Director

Jason K. Wadzinski founded Edict Systems, Inc. in 1990 and has held the position of President/CEO/Director since inception. He has been President, CEO and Director of Advant-e Corporation since the merger of Edict and Advant-e on April 10, 2000. Mr. Wadzinski is an Air Force veteran and has held positions in information technology since 1982.

John F. Sheffs has been a Director of Edict since 1995. He is currently also Treasure of Edict Systems. Also during the past 5 years Mr. Sheffs was a consultant and investor. Mr. Sheffs has been a Director of Advant-e Corporation since the merger of Edict and Advant-e on April 10, 2000. Before that, Mr. Sheffs was President/CEO/Director and sole Shareholder of Electro Sales Associates, Inc., a manufacturers' representative company that sold various electronics products to manufacturing companies located in the eastern half of the United States. Mr. Sheffs has a lifetime of experience in management and entrepreneurship, with special emphasis on sales and marketing.

No family relationship exists among directors and executive officers.

No legal proceedings occurred during the last five years that are material to an evaluation of the ability or integrity of any director or executive officer.

The Company's stock is currently not listed on any exchange. The stock is traded on the over-the-counter Bulletin Board. As a result, the Company is not required to have, and does not have, an audit committee.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of October 31, 2003, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group, and
(iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(i)     The following table has been completed for each Director of the
        Company:

                              Before Offering          After Offering
                        --------------------------  --------------------------
                          Common  Options Percent     Common  Options Percent
Name and Address          Shares          of Class    Shares          of Class
----------------        --------- ------- --------  --------- ------- --------
Jason Wadzinski         3,658,508     0       64.6  3,658,508       0     49.4
C/O Edict Systems, Inc.
2680 Indian Ripple Rd.
Dayton, OH  45440

John F. Sheffs            311,338     0        5.5    311,338       0      4.2
C/O Edict Systems, Inc.
2680 Indian Ripple Rd.
Dayton, OH 45440

(ii)  The following table has been completed for each Executive Officer of the Company:
                             Before Offering            After Offering
                        --------------------------  --------------------------
                          Common  Options Percent     Common  Options Percent
Name and Address          Shares          of Class    Shares          of Class
----------------        --------- ------- --------  --------- ------- --------
Jason Wadzinski         3,658,508       0     64.6  3,658,508       0     49.4
C/O Edict Systems, Inc.
2680 Indian Ripple Rd.
Dayton, OH  45440

(iii) The following table has been completed for all Directors and Executive Officers of the Company as a group:
                            Before Offering            After Offering
                        --------------------------  --------------------------
                          Common  Options Percent     Common  Options Percent
                          Shares          of Class    Shares          of Class
                        --------- ------- --------  ----------------- --------
All Officers and        3,969,846       0     70.1  3,969,846       0     53.6
Directors as a
Group (2 persons)

(iv) The following table has been completed for those persons known to the Company as beneficial owners of five percent or more of the Company's voting common stock:
                            Before Offering            After Offering
                        --------------------------  --------------------------
                          Common  Options Percent     Common  Options Percent
Name and Address          Shares          of Class    Shares          of Class
----------------        --------- ------- --------  --------- ------- --------
Jason Wadzinski         3,658,508       0     64.6  3,658,508       0     49.4
C/O Edict Systems, Inc.
2680 Indian Ripple Rd.
Dayton, OH  45440

John F. Sheffs            311,338       0      5.5    311,338       0      4.2
C/O Edict Systems, Inc.
2680 Indian Ripple Rd.
Dayton, OH 45440

Sharon Hardin             311,320       0      5.5    311,320       0      4.2
32 W. National Rd.
Englewood OH 45322

The Pinnacle Fund, L.P.                               610,849       0      8.2
4965 Pleasant Park Blvd.
Suite 240
Plano, TX 75093

Total shares outstanding:
  at October 31,2003    5,661,002
  after offering                                    7,413,042

                             DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.001 per share; with 5,661,002 issued and outstanding October 31, 2003. The holders of the common stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of shareholders is taken. Voting rights are non-cumulative. The holders of shares of the common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available therefore and to share pro-rata in any distribution to shareholders. The Company anticipates that any earnings will be retained for use in the business for the foreseeable future and therefore not distributed as dividends. Upon liquidation, dissolution, or winding up, the holders of the common stock are entitled to receive the net assets held by the Company after distributions to creditors. The holders of our common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of the common stock and the shares offered hereby will not be subject to further call or redemption and will be fully paid and non-assessable.

The Company has outstanding in the aggregate principal amount of $250,000 ($500,000 at September 30, 2003) its fifteen percent (15%) Convertible
Subordinated Notes.   The holders of these notes have the right at maturity to
convert the entire amount of the notes, including any accrued interest, into shares of the Company's common stock at a price of $1.06 per common share. Warrants attached to these same Convertible Subordinated Notes entitle the note holders to acquire 750,000 common shares at $1.205 per common share for a total of $903,750. There are issued and outstanding warrants for the acquisition of 675,000 common shares. In addition, warrants for the acquisition 75,000 common shares are reserved for future issuance to a note holder. The warrants are exercisable through various dates through December 13, 2005.

The Company has outstanding in the aggregate principal amount of $250,000 its ten percent (10%) Convertible Subordinated Notes. The holders of these notes have the right at maturity to convert the entire amount of the notes, including any accrued interest, into shares of the Company's common stock at a price of $1.10 per common share. Warrants attached to these same Convertible Subordinated Notes entitle the note holders to acquire 250,000 common shares at $1.25 per common share for a total of $312,500. These warrants are exercisable through various dates through September 27, 2005.

The Company in 2001 issued warrants to an unrelated third party for the issuance of 20,000 shares of the Company's common stock at $1.48 per share, exercisable through June 25, 2006. None of these warrants have been exercised.

No preferred stock, debt securities or other securities are being offered or registered.

               INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements at December 31, 2002 and for the fiscal year ended December 31, 2002 included in this prospectus have been audited by J.D. Cloud & Co. L.L.P., independent certified public accountants, 120 East Fourth Street, Cincinnati, Ohio 45202, for the periods and to the extent as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2001 included in this prospectus have been audited by Battelle & Battelle LLP, independent certified public accountants, 2000 West Dorothy Lane, Dayton, Ohio 45439, for the periods and to the extent as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

The legality of the common stock included in this prospectus will be passed upon for us by Barbara L. Sager Co., L.P.A., Centerville, Ohio but purchasers of our common stock should not rely on Barbara L. Sager Co., L.P.A. with respect to any other matters.

   DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                               LIABILITIES

The Company's certificate of incorporation and bylaws contain provisions indemnifying the directors and executive officers against liabilities. In the certificate of incorporation, the Company has eliminated the personal liability of the directors and executive officers to the Company and its shareholders for monetary damages for breach of their fiduciary duty, including acts constituting gross negligence. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

In addition, the bylaws further provide that the Company may advance to the directors and officers expenses incurred in connection with proceedings against them for which they are entitled to indemnification. The Company has also agreed to indemnify, defend, and hold harmless each of the officers and directors to the fullest extent permissible by law with regard to any and all loss, expense or liability, including payment and advancement of reasonable attorney's fees, arising out of or relating to claims of any kind, whether actual or threatened, relating in any way to their service to us. The Company plans to memorialize these provisions in written agreements.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No transaction, proposed transaction or series of transactions occurred in the last two years and through the date of this filing directly or indirectly, between the Company and any director or executive officer that exceeded $60,000 during the last two years.

                         DESCRIPTION OF BUSINESS

General

Advant-e provides, through its wholly-owned and sole operation subsidiary, Edict Systems, Inc., business-to-business electronic commerce products and services focusing primarily on supply chain connectivity. The Company provides high-quality, cost-effective solutions which give the Company's customers the ability to leverage technology to improve their businesses.

The Company provides software and Internet-based solutions to small and medium sized suppliers (often called "spokes") of large companies allowing them to satisfy the Electronic Commerce requirements (most often electronic data interchange (EDI) requirements) of their customers. Advant-e provides services to large companies (often called "hubs") to enable them to maximize their current supply chain Electronic Commerce investments by increasing the number of suppliers who can conduct business with them electronically. The Company provides consultative services for its customers, generally small and medium sized suppliers to large buying organizations wherein it acts as a liaison between the buyers and their suppliers to interface with the buyer on behalf of the Company's customers.

Advant-e provides these products and services via its wholly owned subsidiary, Edict Systems, Inc. Edict has been a leading provider of Electronic Data Interchange (EDI) and Electronic Commerce products and services since 1990.
Our company is comprised of 4 principal business products/services.  These are:

* Web EDI - web-based supply chain solution for the grocery and other industries (GroceryEC.com, RetailEC.com, MfgEC.com, CPGSupplierEC.com, web-edi.com, etc.)
* EnterpriseEC - Internet-based Electronic Business Transaction Network
  Services
* Formula_One - EDI software and Bar Code Label Modules (legacy software products)
* Value-Added Applications--Internet-based solutions that enhance the value of electronic commerce capabilities

Many small and medium size companies have resisted doing Electronic Commerce and Electronic Data Interchange (EDI) with their business partners due to many factors, but primarily due to high cost and low transaction volume. By leveraging the power of the Internet, our web-based solutions have minimal requirements (access to Internet and a browser), and are cost effective. EDI and other business technologies have proven to be valuable tools to reduce cost, increase accuracy, shorten lead times, insure product availability, and increase customer satisfaction. Edict helps large enterprises by extending the value of existing eBusiness initiatives and by assisting companies with leveraging the Internet to increase trading community participation, management, and visibility. Edict has developed solutions for small companies that allow them to begin doing eBusiness for the first time via web-based solutions, or to integrate data from existing stand-alone solutions into their internal applications to gain the maximum benefits of doing business electronically.

Business History and Organization

Advant-e Corporation (formerly Twilight Products, Ltd.) ("Advant-e" or "Twilight") was incorporated in the State of Delaware on March 9, 1994. On April 10, 2000, Twilight acquired all of the issued and outstanding shares of Edict Systems, Inc., a company incorporated in September of 1994 and organized under the laws of the State of Ohio, pursuant to terms of an Agreement of Plan of Merger dated April 10, 2000 (the "Merger Agreement").

Immediately following the Merger, the shareholders of Edict owned approximately 81% of the issued and outstanding common stock of Twilight and the Directors and Officers of Edict became the Directors and Officers of Twilight. Edict Systems, Inc. is a wholly owned subsidiary of Advant-e and is the sole operating entity of Advant-e (Advant-e and Edict collectively referred to as the "Company").

On April 10, 2000, the Company entered into a stock purchase agreement with Halter Financial Group ("HFG") and Art Beroff ("Beroff"). This Stock Purchase Agreement was a requirement by Edict to complete the merger with Twilight. Under the terms of the Stock Purchase Agreement, HFG and Beroff, or their designees, purchased 282,829 shares of common stock at approximately $1.06 per share for a total purchase price of $299,821; the last final purchase was made on June 26, 2001.

On September 6, 2000, Advant-e filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name from "Twilight Productions Ltd." to "Advant-e Corporation". This amendment was adopted by the written consent of a majority of the shareholders of the Company on August 6, 2000. In connection with its name change, the Company changed its CUSIP number from 901373100 to 00761J107.

On March 24, 2001, the Company authorized the issuance of $200,000 and on September 27, 2001 authorized the issuance of an additional $325,000 of 15% Convertible Subordinated Notes that are convertible at maturity in the principal amount plus accrued interest into shares of the Company's common stock at a price of $1.06 per common share. The holders of all except one of these Notes were also granted a warrant to acquire common shares of the Company, at a price of $1.205 per common share, determined by multiplying the principal amount of each note by 1.5. Such warrants have expiration dates throughout 2005. As a result, there are issued and outstanding warrants for the acquisition of 675,000 shares of the Company's common stock. In addition, warrants for the acquisition of 75,000 shares of the Company's common stock are reserved for future issuance to one of the note holders. The notes were issued in exchange for cash totaling $525,000 on various dates in 2001. The total outstanding principal balance of the notes at October 31, 2003 is $500,000. Effective November 14, 2002 a holder of the Company's 15% Convertible Subordinated Notes in the principal amount of $250,000 converted the principal amount of the note to 235,849 shares of the common stock. As a result, the balance at December 1, 2003 is $250,000.

On July 9, 2002 the Company authorized the issuance of, and on the same date issued in exchange for cash, $250,000 of 10% Convertible Subordinated Notes that are convertible in the principal amount plus accrued interest into shares of the Company's common stock at a price of $1.10 per common share. The holders of the notes are each granted a warrant to acquire common shares of the Company, at a price of $1.25 per common share, determined by multiplying the principal amount of each Convertible Subordinated Note by 1.0. Such warrants have an expiration date of September 27, 2005. The total outstanding principal balance of the notes is currently $250,000.

Overview/Background

The Company, via its wholly-owned subsidiary Edict Systems, Inc. is a provider of business-to-business ("B2B") electronic commerce ("e-commerce") products and services, offering comprehensive, standards-based and proprietary solutions for businesses of all sizes. The Company develops, markets, and supports B2B e-commerce software products and provides Internet-based communication and e-commerce data processing services that help businesses process reoccurring transactions required in the electronic procurement of goods and services and other B2B relationships.

The Company's software products enable businesses to engage in e-commerce with one another by allowing companies to fully integrate e-commerce data into their business infrastructure and operations as well as allowing smaller companies the ability to manually process electronic transactions.

The Company also provides consultative services for its customers, generally small and medium sized suppliers to large buying organizations wherein it acts as a liaison between the buyers and their suppliers to interface with the buyer on behalf of the Company's customers. Customers consist of businesses across a number of industries throughout the United States and Canada.

Advant-e specializes in horizontal transaction services via EnterpriseEC(R), an Internet-based Electronic Business Transaction Network and Trading Community Management Platform, and web-based EDI and Electronic Commerce solutions for small and medium size companies. The Company markets its web-EDI solutions within specific vertical industries with branded Vertical Industry Portals including www.GroceryEC.com, www.RetailEC.com, www.CPGSupplier.com, www.LogisticsEC.com, and www.MfgEC.com. In addition to Internet and web-based e-commerce solutions, Edict also provides e-commerce integration and bar coding applications via its FORMULA_ONE(R) translation software and Bar Code Label Modules as well as software solutions provided by the Company's business partners.

The following is a description of the Company's four principal business products/services:

1. Web-based Electronic Commerce/Electronic Data Interchange (web-EDI) document processing systems and branded vertical industry portals such as GroceryEC.com, RetailEC.com, CPGSupplier.com, MfgEC.com, and LogisticsEC.com, etc. GroceryEC.com is the Company's first vertical industry business-to-business web-based e-commerce portal and accounts for most of the Company's revenues. GroceryEC.com is a web-based system for allowing manufacturers and brokers in the grocery industry to conduct electronic commerce with grocery retailers. GroceryEC.com allows its subscribers to send and receive electronic purchase orders, invoices, price changes, item information, promotional contracts, advance ship notices, and other documents via a web-based service. The grocery retailing industry has changed dramatically due to technological advances with EDI making many of these changes feasible. The strength of the Company's business model is that the party that has a large influence on the buying decision, the major grocery retailers ("hubs"), is not the party that pays for the service; the suppliers ("spokes") who use GroceryEC.com pay for it. The large retailers increase the return on their existing EDI e-commerce investment, and smaller and medium-sized suppliers gain efficiencies at a very reasonable cost. At October 31, 2003, GroceryEC.com supported more than 120 retailers and had approximately 2,600 production customers generating transaction revenues. Several other vertical industry portals are in limited use (RetailEC.com, MfgEC.com, and CPGSupplier.com) and others are planned for future release. In addition to the Internet domain names mentioned, the Company owns FoodServiceEC.com, AutomotiveEC.com, HealthcareEC.com, PetroleumEC.com, HighTechEC.com, EZEC.com, EasyEC.com, DrugStoreEC.com, WebEDI.com and others.

2. Internet-based Business-to-Business Electronic-Commerce Network Services-- EnterpriseEC.com. The Company's Electronic Trading Network (ETN) and trading community management platform, began generating revenue in the third quarter of 2002. An ETN is an Internet-based service that is an alternative to higher-cost traditional Value Added Networks. The Company currently markets this service primarily to its GroceryEC.com and other web-EDI customers and its current Formula_One software customers; however, the Company also markets this service to customers of other existing Value Added Networks.

3. Electronic Commerce and Bar Coding Software-FORMULA_ONE EDI software and Bar Code Label Modules. In addition to Internet and web-based e-commerce solutions, the Company also provides electronic commerce integration and bar coding applications via its Formula_One translation software and Bar Code Label Modules. Revenues from these products are steadily declining as the Company continues to emphasize its Internet-based electronic commerce products that have more growth and profit potential. Over the course of 2004, the Company plans on sunsetting a portion of its software business, primarily older DOS-based software. The Company intends on leveraging business partners to provide integration software and services to existing and future software customers.

4. Value-Added Applications. Using data stored for other services, the Company intends on providing value-added web-based applications to current and future customers that includes data mining, processing and reporting. These products are currently in the pre-development stage.

For items 1 and 2 above, the Company's EDI administration, technical support and systems maintenance personnel provide consultative services that enable the Company's customers (suppliers) and their trading partners (usually buying organizations of large companies or "hubs") to conduct EDI transactions as requested by the hub by interfacing with the hub on behalf of the Company's customers to facilitate the establishment of their electronic (EDI) trading partner relationship. Because each hub has established processes in place to migrate a non-EDI supplier to an EDI-enabled supplier, and because these procedures vary among the hubs, the Company acts as a liaison between its customers and the hub to establish this EDI connection. Since most of the Company's customers are small to medium-sized companies, they recognize that the Company has the resources and expertise to establish this connection for them. This trading partner connection and relationship, once established, is portable to other EDI service providers if the customer chooses to do so.

Time periods of these web-EDI agreements can be cancelled at any time by customers with 30-days prior written notice. EnterpriseEC agreements can be cancelled at any time during the first year with 90-days prior written notice and in subsequent years with 30-days prior written notice.

The Company is currently focusing on increasing subscription fees relating to its web-EDI services and EnterpriseEC.

The Company is continuing its strategy to shift its primary focus from EDI and bar coding software and license fees to Internet-based electronic commerce subscription services.

The Market

Business-to-business e-commerce involves the automation of business processes and transactions through the use of computers and telecommunications to exchange and electronically process commercial information and transactions between businesses. In the 1980's, the predominant technology for B2B e-commerce was Electronic Data Interchange ("EDI") which involves the use of industry standards to conduct the exchange of business documents electronically. The transactions were communicated between businesses over private communication networks, known as VANs, which provided security, administration of trading partnerships, auditing, and delivery of electronic transactions. In the 1990's, the Internet, because of its wider acceptance among businesses, became a viable option for conducting e-commerce instead of using private networks. This development greatly increased the opportunity for more businesses to participate in e-commerce due primarily to a perception of lower cost associated with using the Internet.

The advantages of B2B e-commerce typically include elimination of redundant data entry, a reduction in administration associated with processing paper documents, a reduction in lead-time necessary to process documents, the ability to reduce inventory based on "just in time" philosophies, and increased data accuracy. The use of data standards for e-commerce is important for companies with disparate computer systems to communicate business documents electronically in an effective manner.

As larger companies seek to garner the maximum return on their ability to do e-commerce, many of their smaller trading partners will require applications to manually process and generate electronic documents externally from their business systems until such a time that the volume of e-commerce transactions warrant the necessary investment to integrate the e-commerce data into their legacy systems. These smaller companies utilize PC-based software or web-based "portals" for processing and creating e-commerce documents to support their business partners.

Strategy

The Company plans to become a leading provider of B2B e-commerce software and solutions by providing software products and services to the B2B marketplace for the broadest possible distribution. By focusing on vertical markets within the B2B marketplace along with providing horizontal market solutions, the Company intends to provide solutions to a broad potential customer base.

There are two major components to conducting B2B e-commerce - communications and data processing.

In support of the first major component - communications, the Company has developed its EnterpriseEC service which is an Internet-based e-commerce network providing similar functionality as traditional VANs, but at reduced prices due to using the Internet as a communications infrastructure instead of creating and maintaining a private network. EnterpriseEC can be used by companies that currently have e-commerce software in place, but are using traditional VANs by using secure file transfer protocol ("FTP"), EDI-INT, or any other direct method of transferring data that is acceptable to the customer.

In addition, EnterpriseEC communicates with traditional VANs via Internet connections with several VANs who interconnect with the other established VANs in the marketplace. EnterpriseEC also allows customers to transmit and receive data directly to the Company's data center using other communications protocols such as asynchronous or bisynchronous, bypassing the Internet altogether. This is provided for those customers that have concerns about the Internet being used for B2B e-commerce due to security or availability concerns.

In support of the second major component of B2B e-commerce - data processing, the Company has developed both PC-based software and web-based solutions.
The processing of e-commerce data falls into two general categories - those that are integrating the e-commerce data into their in-house legacy business systems and those that process and generate electronic documents manually (not integrated).

For companies that want to integrate e-commerce data into their in-house legacy business systems, the Company offers its FORMULA_ONE EDI translation software. This software provides connectivity to most private VANs as well as EnterpriseEC. Once data is received into FORMULA_ONE, it can be translated into any customer requested format using reformat programs that are custom developed by the Company with the reformatted data being exported to in-house legacy systems for integration.

In addition to using FORMULA_ONE for integration, EnterpriseEC has the ability to reformat data prior to transmission to the customer for integration purposes using custom developed applications, which are hosted on the EnterpriseEC computer systems.

For companies that want a stand-alone solution which produces readable documents of incoming e-commerce data and generates outgoing e-commerce documents by using data entry screens, the Company has several solutions. In addition to assisting companies with integration, FORMULA_ONE also has stand-alone capabilities whereby incoming data is printed in a readable format and data entry screens are available for generating outgoing documents. In many cases, the outgoing documents are created from incoming data using a "document turnaround" feature within FORMULA_ONE. This feature allows a customer to load an incoming document (such as a purchase order) into a data entry screen for faster generation of an outgoing document (such as an invoice). This "turnaround" feature can be used whenever an outgoing document contains much of the information contained in an associated incoming document.

The Company has also produced a web-based solution for processing e-commerce data in a stand-alone environment. By generating hypertext markup language ("HTML") based readable reports of incoming electronic documents, and utilizing Java applets and/or HTML based entry screens for creating outgoing electronic documents, the Company has created an alternative to traditional e-commerce software and network services. The Company provides these web-based solutions via web-based portals that target specific industry segments.

The Company intends to utilize its many years of experience in the e-commerce industry to market EnterpriseEC horizontally to companies currently doing e-commerce as well as companies who will be conducting e-commerce in the future. Because EnterpriseEC is not industry specific and utilizes both standards-based e-commerce data formats as well as proprietary formats, any company doing e-commerce is a potential customer of EnterpriseEC.

The Company intends to leverage its current FORMULA_ONE customer base to increase connectivity opportunities with EnterpriseEC as most of the FORMULA_ONE customers are currently using commercial VANs. The Company has developed a secure FTP software program that integrates with FORMULA_ONE providing connectivity to its EnterpriseEC service.

The Company's GroceryEC Vortal is currently a leading provider of web-based B2B e-commerce in the grocery industry. The Company plans to duplicate the success of GroceryEC in other vertical industries where there is a high concentration of EDI usage among large buyers, but relatively low support from small and medium size suppliers.

The Company has also initiated a Hub and Spoke marketing program whereby large companies that have a need to conduct e-commerce with a broad business partner base can leverage the capabilities of EnterpriseEC and Web EDI at little or no cost to the large company, provided they meet certain criteria. These criteria consist of:

A. A minimum of 100 potential business partners not currently doing e-commerce with them;
B. A mandate to these business partners to conduct e-commerce combined with a penalty for non-compliance (such as an assessment or handling fee for processing paper-based documents) or an incentive for compliance (such as better payment terms);
C.   The Hub must provide a list of targeted business partners to the Company;
D. The Hub must make their business partners aware that EnterpriseEC or its web EDI soltuions are available to satisfy the mandate;
E. Establish a direct connection with EnterpriseEC via the Internet or other communications protocols.

No sole endorsement of the Company's products are necessary by the Hub company to gain the benefits of the Hub and Spoke marketing program.

Management believes that the products and services offered by the Company, combined with the Hub & Spoke marketing program, offer a unique service in the B2B electronic commerce industry by combining the provision of network services to large companies at significantly reduced cost with web-based document processing capabilities for their trading partners which allows the large company to get 100% participation from their potential trading partners. This approach offers an excellent opportunity for Company growth.

Competition

The B2B e-commerce market is highly competitive. Numerous companies supply B2B e-commerce software products, private network services, Internet VAN services, and Web EDI capabilities. Many of the Company's competitors have significantly greater financial and personnel resources than the Company, due in part either to their revenue and profitability, or their market capitalization. The Company's competitors range from small companies with limited resources to large companies with substantially greater financial and marketing resources than the Company. The Company believes that existing competitors who compete with the Company in one segment of the market are likely to expand the range of their e-commerce services to include other market segments the Company has targeted or will target. In addition, the barrier to entry into the Company's markets is not large so it is likely that new competitors will enter the Company's markets on an ongoing basis. Also, large telecommunication, media, and software companies may offer services in direct competition to the Company. The Company believes the principal competitive factors in the commercial B2B e-commerce industry include responsiveness to customer needs, efficiency in the delivery of solutions, ease of product use, quality of service, price and value. The Company believes it competes favorably with regard to these factors.

Intellectual and Proprietary Rights

The Company regards portions of its software products and other designs including its web site designs, as proprietary and will attempt to protect them by all available means including trade secret laws, employee and third-party nondisclosure agreements, and built-in software protections.

Although the Company believes that its current technology and designs have been independently developed, there can be no assurance that the technology does not or will not infringe on the rights of others. The Company has no patents or registered copyrights pertaining to its products, and it may be possible for unauthorized third parties to copy certain portions of the Company's products or to "reverse engineer" or otherwise obtain and use, to the Company's detriment, information that the Company regards as proprietary. Moreover, the laws of some countries do not offer the same protection to the Company's proprietary rights as do those of the United States and Canada. There can be no assurance that legal protections relied upon by the Company to protect its proprietary position will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to those utilized by the Company. It is the intention of the Company to apply for patent protection of any processes or business methods determined to be patentable and in the best interest of the Company to do so.

The Company owns United States trademark rights to "EnterpriseEC" and "FORMULA_ONE". Other trademarks may be acquired by the Company if and when management determines that it is in the best interest of the Company to do so.

Third Party Technology

The Company incorporates in its products certain software licensed to it by other software developers. These include software components and objects licensed from various vendors. The Company also relies on licensed software development tools, database software, and server software from third party providers for the development and operation of its products.

If the Company was deprived of the right to use software incorporated in its products for any reason, or if the tools utilized in the development of its products were discontinued or the capabilities contained in future releases were not up to the standards set by the Company, there could be serious disruption to its business.

Employees

The Company believes its success depends to a significant extent on its ability to attract, motivate and retain highly skilled vision-oriented management and employees. To this end, the Company intends to focus on incentive programs for its employees and, will endeavor to create a corporate culture which is challenging, rewarding and enhances the employees' career development. As of October 31, 2003 the Company had a total of 30 employees, 29 full-time employees and 1 part-time employee. Seventeen employees are technical personnel engaged in developing, maintaining or providing technical support for the Company's products and services, seven employees are marketing and sales personnel, and five are involved in administration and finance.

The Company announced on October 29, 2003 the hiring of an Executive Vice President. This individual has a long track record of outstanding performance in sales, marketing, and senior level management. This individual will lead the Company's efforts in sales and marketing, strategic planning, and customer relationship management.

Research and Development

The Company conducts research and development on two levels on a continuing basis. First, the Company continually studies the business processes in the B2B industry, as well as the vertical industries it targets. A pivotal part of the success of the Company's products is in understanding the exact needs of its customers, and applying that knowledge to its products and services.

Second, core technology research, development, and engineering is conducted on a continual basis. New technologies associated with the Internet and standards for conducting e-commerce (such as extensible markup language or "XML") and the commercial product development software that support it are continually being researched and incorporated into the Company's products when deemed necessary.

The Company spent an estimated $25,000 in 2002 and an estimated $50,000 in 2001 for research and development. The Company intends to pass such costs on to its customers in the future.

Government Regulation

Based upon its experience and knowledge of the industry, the Company believes that its products comply substantially with applicable regulations in the markets which the Company has targeted, however, there can be no assurances that the future regulations or laws will not be adopted which would have an adverse effect on the Company. The Company cannot predict the extent or impact of future legislation or regulation by federal, state or local authorities.

Reports to Security Holders

We are currently subject to the reporting requirements of the Securities Exchange Act, and we file periodic reports including annual Form 10-KSB and quarterly form 10-QSB, and other information with the Securities and Exchange Commission ("Commission"). In addition, we will upon request, furnish shareholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to Advant-e Corporation, Attention: Investor Relations, 2680 Indian Ripple Rd., Dayton,

OH 45440, telephone 937-429-4288. Our web site is www.advant-e.com and www.edictsystems.com.

For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it and to all other reports and information that we have filed with the Commission, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, telephone 1-800-SEC-0330, at prescribed rates and are available on the World Wide Web at: http//www.sec.gov. The Commission maintains on this web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the site may access such information by searching the EDGAR database on the SEC's web site.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                           RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

This Form SB-2 Registration Statement contains forward-looking statements, including statements regarding the expectations of future operations. For this purpose, any statements contained in this Form SB-2 Registration Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate," or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within the Company's control. These factors include, but are not limited to, economic conditions generally and in the industries in which the Company may participate, competition within chosen industry, including competition from much larger competitors, technological advances, and the failure to successfully develop business relationships. In light of these risks and uncertainties, you are cautioned not to place undue reliance on these forward looking statements. The Company acknowledges that the safe harbor contained in the Litigation Reform Act of 1995 is not applicable to the disclosure in this Form SB-2 Registration Statement.

This item should be read in conjunction with the Financial Statements and other items contained elsewhere in this SB-2 Registration Statement.

IMPACT OF CRITICAL ACCOUNTING POLICIES

The SEC has recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on those accounting policies considered most critical. FRR 60 considers an accounting policy to be critical if it is important to our financial condition and results, and requires significant judgment and estimates on the part of management in its application. Management believes the following represent our critical accounting policies as contemplated by FRR 60. For a summary of all of our significant accounting policies, including the critical accounting policies discussed below, see the Notes to the Financial Statements for the year ended December 31, 2002 and for the nine months ended September 30, 2003, included in this Registration Statement.

Revenue Recognition

The Company recognizes revenues in accordance with the Securities Exchange Commission Staff Accounting Bulletin 101 (SAB 101), which requires the Company to recognize revenue when, in addition to other criteria, delivery has occurred or services have been rendered.

Revenues from software product sales are recognized when the product is shipped. Ongoing software license fees are recognized ratably over the license period, generally twelve months.

Revenues from Internet-based products and services (GroceryEC, MfgEC, EnterpriseEC, etc) are comprised of three components - account activation and trading partner set up fees, monthly subscription fees, and usage based transactional fees.

Revenues earned from account activation and trading partner set up fees are recognized after the Company performs consultative work required in order to establish an electronic trading partnership between the customer and their desired trading partners. Trading partnerships, once established, require no ongoing effort on the part of the Company and customers are able to utilize the electronic trading partnerships either directly with their customers or via a service provider other than the Company.

Revenues earned from monthly subscriptions are recognized after the monthly subscription has elapsed.

Usage based transactional fees are recognized upon completion of processing those transactions.

Software Development Costs

The Company accounts for the costs of computer software that it develops for internal use, costs associated with operation of its web sites, in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force ("EITF") No. 00-2 "Accounting for Web Site Development Costs". Such capitalized costs represent solely the salaries and benefits of employees working on the graphics and content development stages, or adding functionality or features. Under SOP 98-1 and EITF No. 00-2, overhead, general and administrative and training costs are not capitalized. The Company accounts for the costs of computer software that it sells, leases and markets as a separate product in accordance with Financial Accounting Standards Board Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Capitalized costs are amortized by the straight-line method over the remaining estimated economic lives of the software application, generally three years, and are reported at the lower of unamortized cost or net realizable value.

Debt Discount and Amortization

Debt discount recognized in connection with equity instruments issued with debt (beneficial conversion features and detachable warrants) is amortized to interest expense over the life of the underlying debt as an estimate of the cost of the financing event.

Deferred Income Taxes

Deferred income taxes are provided to recognize future tax benefits of net operating loss carry forwards, to the extent realization of such benefits is more likely than not. Deferred income taxes are also provided for temporary differences in recognition of assets and liabilities for financial statements and for income tax purposes.

OVERVIEW

The Company, via its wholly-owned subsidiary Edict Systems, Inc. is a provider of business-to-business ("B2B") electronic commerce ("e-commerce") products and services, offering comprehensive, standards-based and proprietary solutions for businesses of all sizes. The Company develops, markets, and supports B2B e-commerce software products and provides Internet-based communication and e-commerce data processing services that help businesses process reoccurring transactions required in the electronic procurement of goods and services and other B2B relationships.

The Company's software products enable businesses to engage in e-commerce with one another by allowing companies to fully integrate e-commerce data into their business infrastructure and operations as well as providing smaller companies with the ability to manually process electronic transactions.

The Company also provides consultative services for its customers, generally small and medium sized suppliers to large buying organizations wherein it acts as a liaison between the buyers and their suppliers to interface with the buyer on behalf of the Company's customers. Customers consist of businesses across a number of industries throughout the United States and Canada.

Advant-e specializes in horizontal transaction services via EnterpriseEC(R), an Internet-based Electronic Business Transaction Network and Trading Community Management Platform, and web-based EDI and Electronic Commerce solutions for small and medium size companies. The Company markets its web-EDI solutions within specific vertical industries with branded Vertical Industry Portals including www.GroceryEC.com, www.RetailEC.com, www.CPGSupplier.com, www.LogisticsEC.com, and www.MfgEC.com. In addition to Internet and web-based e-commerce solutions, Edict Systems also provides e-commerce integration and bar coding applications via its FORMULA_ONE(R) translation software and Bar Code Label Modules as well as software solutions provided by the Company's business partners.

The following is a description of the Company's four principal business products/services:

1. Web-based Electronic Commerce/Electronic Data Interchange (web-EDI) document processing systems and branded vertical industry portals such as

GroceryEC.com, RetailEC.com, CPGSupplier.com, MfgEC.com, and LogisticsEC.com, etc. GroceryEC.com is the Company's first vertical industry business-to-business web-based e-commerce portal and accounts for most of the Company's revenues. GroceryEC.com is a web-based system for allowing manufacturers and brokers in the grocery industry to conduct electronic commerce with grocery retailers. GroceryEC.com allows its subscribers to send and receive electronic purchase orders, invoices, price changes, item information, promotional contracts, advance ship notices, and other documents via a web-based service. The grocery retailing industry has changed dramatically due to technological advances with EDI making many of these changes feasible. The strength of the Company's business model is that the party that has a large influence on the buying decision, the major grocery retailers ("hubs"), is not the party that pays for the service; the suppliers ("spokes") who use GroceryEC.com pay for it. The large retailers increase the return on their existing EDI e-commerce investment, and smaller and medium-sized suppliers gain efficiencies at a very reasonable cost. At October 31, 2003, GroceryEC.com supported more than 120 retailers and had approximately 2,600 production customers generating transaction revenues. Several other vertical industry portals are in limited use (RetailEC.com, MfgEC.com, and CPGSupplier.com) and others are planned for future release. In addition to the Internet domain names mentioned, the Company owns FoodServiceEC.com, AutomotiveEC.com, HealthcareEC.com, PetroleumEC.com, HighTechEC.com, EZEC.com, EasyEC.com, DrugStoreEC.com, WebEDI.com and others.

2. Internet-based Business-to-Business Electronic-Commerce Network Services-- EnterpriseEC.com. The Company's Electronic Trading Network (ETN) and trading community management platform, began generating revenue in the third quarter of 2002. An ETN is an Internet-based service that is an alternative to higher-cost traditional Value Added Networks. The Company currently markets this service primarily to its GroceryEC.com and other web-EDI customers and its current Formula_One software customers; however, the Company also markets this service to customers of other existing Value Added Networks.

3. Electronic Commerce and Bar Coding Software-FORMULA_ONE EDI software and Bar Code Label Modules. In addition to Internet and web-based e-commerce solutions, the Company also provides electronic commerce integration and bar coding applications via its Formula_One translation software and Bar Code
Label Modules. Revenues from these products are steadily declining as the Company continues to emphasize its Internet-based electronic commerce products that have more growth and profit potential. Over the course of 2004, the Company plans on sunsetting a portion of its software business, primarily older DOS-based software. The Company intends on leveraging business partners to provide integration software and services to existing and future software customers.

4. Value-Added Applications. Using data stored for other services, the Company intends on providing value-added web-based applications to current and future customers that includes data mining, processing and reporting. These products are currently in the pre-development stage.

For items 1 and 2 above, the Company's EDI administration, technical support and systems maintenance personnel provide consultative services that enable the Company's customers (suppliers) and their trading partners (usually buying organizations of large companies or "hubs") to conduct EDI transactions as requested by the hub by interfacing with the hub on behalf of the Company's customers to facilitate the establishment of their electronic trading partner relationship. Because each hub has established processes in place to migrate a non-EDI supplier to an EDI-enabled supplier, and because these procedures vary among the hubs, the Company acts as a liaison between its customers and the hub to establish this EDI connection. Since most of the Company's customers are small to medium-sized companies, they recognize that the Company has the resources and expertise to establish this connection for them. This trading partner connection and relationship, once established, is portable to other EDI service providers if the customer chooses to do so.

Revenue recognition polices with respect to Internet based subscription fees-- The Company recognizes as revenues one-time Account Activation Fees ($100 per new customer), Trading Partner Setup Fees ($50 per partner for web-EDI) and interconnect Setup Fees ($50 per interconnect) after the Company performs consultative work required in order to establish the electronic trading partnership between the customer and their desired trading partner.

The Company recognizes monthly subscription fees of $25 per month per customer ($45 if the Customer does not pay by credit card) and $5 per month per trading partner the customer connects to (up to 5 partners) upon the completion of one month of services provided. These fees are non-refundable. The Company recognizes transaction fees (document processing fees) upon completion of the processed transactions; these transactions are billed or charged to a customer's credit card once per month at the end of a monthly period. These fees are non-refundable and are only billed after services are provided.

Time periods of these web-EDI agreements can be cancelled at any time by customers with 30-days prior written notice. EnterpriseEC agreements can be cancelled at any time during the first year with 90-days prior written notice and in subsequent years with 30-days prior written notice.

Periodically customers do cancel the service, usually because they no longer need to process EDI documents electronically. Other customers may have their accounts deactivated for non-payment per the terms of the services agreement. Such sales returns and allowances are minimal - less than one-half of one percent of sales.

Revenues from sales of Formula_One and BCLM software products are recognized when the software is shipped to the customer. Recurring license and maintenance fees relating to software products are billed annually and recognized as revenue ratably as earned over the 1-year license period.

The Company is currently focusing on increasing subscription fees relating to its web-EDI services and EnterpriseEC.

The Company is continuing its strategy to shift its primary focus from EDI and bar coding software and license fees to Internet-based electronic commerce subscription services.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

Revenues in the first nine months of 2003 increased by $683,254 (47%) over revenues in the first nine months of 2002. Revenues from Internet-based subscription services increased by $781,975 (65%). Revenues from software and license fees decreased by $98,721 (42%). The increase in revenues from Internet-based subscription services (primarily from grocery industry web-EDI and EnterpriseEC) and the decline in revenues from software and license fees reflects the Company's continuing shift of its focus from software sales to Internet-based subscription services.

Operating expenses increased by $493,862 (31%). Salaries and benefits increased by $351,616 (46%) due to additional personnel to maintain and support our Internet-based subscription services; to improve the effectiveness and efficiency of our product development and technical support functions; for salary increases for key personnel; and ratably less development cost capitalized. These increases were partially offset by personnel reductions. General and administrative expenses increased by $160,499 (49%) due to increased costs associated with marketing web-EDI and EnterpriseEC services, increased costs of the Company's new general offices, and expenses related to non-compete agreements. Depreciation expense increased by $15,969 (77%) resulting primarily from the Company's capital expenditures in the fourth quarter of 2002 to increase its computer processing capacity and to purchase furniture and equipment for the Company's newly leased offices. Amortization of software development costs increased by $103,348 due primarily to amortization of EnterpriseEC software development costs. Interest expense decreased by $116,937 because the discount related to the 15% Convertible Subordinated Notes was substantially amortized to expense in 2002 and the discount related to the 10% Convertible Subordinated Notes was fully-amortized to expense at the end of the second quarter of 2003.

Interest expense in the first nine months of 2003 included $45,379 in non-cash charges associated primarily with the issuance of warrants and the beneficial conversion feature of the Convertible Subordinated Notes issued in 2002.

The income tax expense of $19,430 in 2003 is computed at an approximate effective tax rate of 20%--the rate at which deferred tax assets are expected to be utilized. Income tax expense of $8,610 in 2002 reflects the effects of the non-deductibility for income tax purposes of the non-cash interest expense associated with the Convertible Subordinated Notes issued in 2001 and 2002.

The Company reports net income in the nine months ended September 30, 2003 of $32,339 compared to the net loss in the nine months ended September 30, 2002 of $146,233.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

The following table sets forth the cost and accumulated amortization of the products comprising the Software Development Costs asset at September 30, 2003:


                                         Accumulated
        Product                 Cost     Amortization         Net
        -------                 ----     ------------         ---

                                       43

GroceryEC (Web EDI)           428,260       310,228       118,032
Web EDI enhancements          141,558        22,983       118,575
EnterpriseEC                  470,661       176,497       294,164
                              -------       -------       -------
Total                      $1,040,479       509,708       530,771
                            =========       =======       =======


GroceryEC (WebEDI) is currently generating cash flow and is the Company's largest and primary source of revenue. Sales of EnterpriseEC continue to grow in 2003. Based on our current marketplace analysis and marketing efforts we expect EnterpriseEC product revenues and cash flows to continue to increase.

LIQUIDITY AND CAPITAL RESOURCES

Prior to the quarter ended September 30, 2003, the Company incurred substantial operating losses. The Company reported net income for the quarter ended September 30, 2003 and for the nine months ended September 30, 2003, and generated positive cash flow from operations in the nine months ended September 30, 2003 and in the year ended December 31, 2002. This improvement in 2003 results were, in part, due to certain cost saving initiatives implemented in the third quarter of 2003 that included modest workforce and salary reductions and reductions in general and administrative expenses including travel, professional fees and other expenses.

Management believes that current cash and cash equivalents and cash that may be generated from operations in the ensuing year will be sufficient to meet the anticipated capital expenditure requirements and cash interest requirements, provided that the maturity date of certain subordinated notes is extended, the terms modified, or replacement capital is obtained as discussed below. Such projections are based on historical trends related to growth of revenue from existing customers and new customer acquisition, and anticipated revenue growth from EnterpriseEC. The projections also include anticipated cash requirements to provide continuing customer support, installation, sales and marketing, product development and enhancement, and general overhead.

To achieve these projections, the Company anticipates the need to maintain existing capital levels. The Company has completed negotiations with most holders of its Convertible Subordinated Notes, and is currently negotiating, with certain other holders of its subordinated notes to obtain extensions of the due dates of the notes, which were primarily due in the third quarter of 2003 or which are due in the fourth quarter of 2003. Substantially all of the note holders agreed to extend the maturity dates of their notes to January 5, 2004 provided the Company pays all accrued interest before due dates ranging from September 22, 2003 to December 17, 2003. The Company, to date, has made all such interest payments. Those interest payments were contemplated in the Company's cash flow projections. Management also expects that, if the Company's financial and operating results in the last two quarters of 2003 are satisfactory to the note holders, some, if not all, of the note holders may further extend the maturity dates, convert the notes into the Company's common stock pursuant to the note agreements, or modify the terms of the notes.

In addition, the Company is pursuing additional sources of capital to replace the Convertible Subordinated Notes in the event that the note holders request payment.

Effective November 14, 2003 a holder of the Company's 15% Convertible Subordinated Notes in the principal amount of $250,000 agreed to convert the principal amount of the note to 235,849 shares of the common stock.

Any projections of future cash needs and cash flows are subject to substantial uncertainty.

CHANGES IN FINANCIAL CONDITION FROM DECEMBER 31, 2002 TO SEPTEMBER 30, 2003

Accounts receivable at September 30, 2003 increased by $37, 200 (24%), reflecting the Company' s growth in revenues in 2003. Software development costs decreased by $104,185 as additions of $110,757 were more than offset by amortization of those costs of $214,942. The Company amortizes its software development costs using the straight-line method over three years.

The Company produced $259,827 cash from operations in the nine months ended September 30, 2003. As a result, during that period the Company reduced its accounts payable by $98,357, reduced accrued interest by $43,819 primarily resulting from payments of $129,084 to the holders of the Company's convertible subordinated debt net of additional interest expense on those notes of $86,063, and increased its Cash balance at September 30, 2003 by $85,516.

Other accrued expenses, which consists primarily of salaries, payroll taxes, and property taxes, increased by $43,655 due primarily to the timing of the final payrolls in the quarter. Deferred revenue increased $20,343 as the Company received prepayments from two customers for future services of $46,041, which were offset by reduced deferred license fees of $25,698. The balance of deferred license fees is expected to continue to decline due to the Company's continuing shift of its focus from software sales, including resulting license fees for the use of the software, to Internet-based subscription services.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board in April 2003 issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under FASB Statement No.
133. This statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying instrument relative to Guarantees, and amends certain other existing pronouncements so as to result in more consistent reporting of contracts as either derivatives or hybrid instruments. The statement is effective, generally, for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company has had no transactions that are covered by the provisions of SFAS No. 149. As a result, SFAS No. 149 has no effect on the Company's financial position or results of operations.

The Financial Accounting Standards Board in May 2003 issued SFAS No. 150,

"Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity." This statement requires that an issuer classify certain defined financial instruments as liabilities, many of which were previously classified as equity or between the liabilities section and the equity section of the statement of financial position. This statement requires classification as liabilities any financial instruments that are issued in the form of shares that are mandatorily redeemable; that embody an obligation to repurchase the issuer's equity shares; that embody an obligation that issuer must or may settle by issuing a variable number of its equity shares if at inception the monetary value of the obligation is based on either a fixed monetary amount, variations in something other than the fair value of the issuer's equity shares, or variations inversely related to changes in the fair value of the issuer's equity shares. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of this Statement and still existing at the beginning of the interim period of adoption. The Company has had no transactions that are covered by the provisions of SFAS No. 150. As a result, SFAS No. 150 has no effect on the Company's financial position or results of operations.

YEAR ENDED DECEMBER 31, 2002 AND 2001

Revenues in 2002 of $2,008,389 increased by $823,071 (69%) over the $1,185,318 for 2001. Revenues from Internet products and services increased from $839,074 in 2001 to $1,728,996 in 2002 (106% increase). Revenues from software and license fees decreased from $346,244 in 2001 to $279,393 in 2002 (19% decrease). The increase in revenues from Internet products and services and the decline in revenues from software and license fees reflects the Company's continuing shift of its primary focus from EDI and bar coding software to Internet-based services.

Operating expenses in 2002 of $2,342,189 increased by $977,660 over the $1,364,529 in 2001. Production expenses increased by $70,965 due primarily to additional licensed computer software and computer lease expense. Salaries and benefits increased by $416,491 due to additional personnel to maintain, support and market our Internet-based subscription services, particularly our Internet-based business-to-business electronic commerce network (EBTN) and web-EDI services, ratably less development cost capitalized, increased health insurance cost due to rate increases and added personnel, and additional administrative personnel and salary increases.

General and administrative expenses increased by $224,546 due to increased costs to market our web-EDI, EnterpriseEC and alternate channel business, increased legal and accounting related to the SEC comment letter, additional investor relations costs, and costs related to relocating the Company's general offices. Depreciation expense increased by $6,917 due to property and equipment additions resulting from the Company's move to a new office location. Amortization of software development costs increased by $80,036 due primarily to amortization of EnterpriseEC software development costs beginning in 2002. Interest expense increased by $183,505 due to interest on the $525,000 Convertible Subordinated Notes that were outstanding throughout 2002 and the 10% Convertible Subordinated Notes that were issued in July 2002. Interest expense in 2002 included $202,473 non-cash amortization of the fair value attributable to the warrants and beneficial conversion features of the Convertible Subordinated Notes, compared to $86,500 in 2001.

The income tax benefit in 2002 was $26,266 compared to $17,582 in 2001. The tax benefit in both years relates to the loss before amortization of the fair value attributable to the warrants and beneficial conversion privilege of the Convertible Subordinated Notes, since the amortization is non-deductible for income tax purposes.

Accordingly, the Company reports a net loss of $307,534 ($0.05 per common share) in 2002, compared to the net loss of $161,629 ($0.03 per common share) in 2001.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

The following table sets forth the cost and accumulated amortization of the products comprising the Software Development Costs asset at December 31, 2002:


                                         Accumulated
        Product                 Cost     Amortization         Net
        -------                 ----     ------------         ---


GroceryEC (Web EDI)           428,260       234,651       193,609
Web EDI enhancements           30,802         1,284        29,518
EnterpriseEC                  470,661        58,832       411,829
                              -------       -------       -------
                         $    929,723       294,767       634,956
                             ========      ========       =======

GroceryEC is currently generating positive cash flow and is the Company's largest and primary source of revenue. Sales of EnterpriseEC totaled $39,971 in 2002. Based on our marketplace analysis and marketing efforts we expect EnterpriseEC to ramp up quickly in 2003 and produce positive cash flow in 2004.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires that gains and losses from extinguishments of debt should be classified as extraordinary items only if they meet the criteria in APB Opinion 30; i.e., the provisions of Opinion 30 will distinguish transactions, including extinguishments of debt, that are part of an entity's recurring operation from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. This statement also requires that lease modifications that have economic effects similar to sale-leaseback transactions must be accounted for in the same manner as sale-leaseback transactions pursuant to SFAS No. 13. The Company has implemented the provisions of SFAS No. 145 in the second quarter of 2002 but has had no transactions that are covered by the provisions of SFAS No. 145. As a result, SFAS No. 145 has no effect on the Company's financial position or results of operations.

The Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires that a liability for a cost, such as certain employee termination benefits, associated with an exit or disposal activity be recognized when the liability is incurred, and that the fair value is the objective for measurement of the liability. SFAS No. 146 address and nullifies Emerging Issues Task Force
(EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The Company must adopt the provisions of SFAS No. 146 for any exit or disposal activities that are initiated after December 31, 2002. The Company has had no such transactions in 2002 or through the date of the filing of this Form SB-2; as a result, SFAS No. 146 has no effect on the Company's financial position or results of operations.

The Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123 (Issued 12/02)." This statement prescribes two additional transition methods for entities that adopt the preferable method of accounting for stock-based employee compensation (the fair value method) to replace the prospective method of transition for changes to the fair value based method as prescribed in Statement 123. In addition, this statement requires disclosure of comparable information for all companies by prescribing a specific tabular format and by requiring disclosure in the "Summary of Significant Accounting Policies." And this Statement improves the timeliness of those disclosures by requiring their inclusion in financial reports for interim periods. The provisions of SFAS No. 148 are in effect for fiscal years ending after December 15, 2002 for transition guidance and annual disclosure provisions; for financial reports containing financial statements for interim periods beginning after December 15, 2002 for interim disclosure provisions. The Company has no stock-based compensation plans in 2002 or through the filing of this Form SB-2; as a result SFAS No. 148 has no effect on the Company's financial position or results of operations.

                           DESCRIPTION OF PROPERTY

The Company presently leases 12,000 square feet of office space as its principal place of business at 2680 Indian Ripple Rd. Dayton, OH 45440. The lease agreement has a three-year term that started on October 1, 2002 with two consecutive three-year renewal options. Monthly rent under the agreement is averages $7,299 ($87,588 per year)in the three successive years of the lease. The lease rate in the renewal periods, if exercised, will increase by a maximum amount of 5% per year. Lease payments include substantially all maintenance and repairs, and real estate taxes and utilities. The Company has a right of first refusal on 7,000 square feet of adjacent office space.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to May 4, 2000 the Company's common stock was traded on the OTC Bulletin Board under the symbol "TWIP". From May 4, 2000 the Company's stock was traded on the pink sheets until December 13, 2000 when it began trading on the Over the Counter Bulletin Board with the symbol "AVEE".

The following table sets forth, during the periods indicated, the range of high and low bid prices for the Company's common stock on the OTC Bulletin Board or the Pink Sheets, as applicable. Such high and low bid information reflects inter-dealer quotes, without retail mark-up, mark down or commissions and may not represent actual transactions.

FISCAL 2001
  Quarter ended:
     March 31, 2001                        3.250            1.500
     June 30, 2001                         1.700            1.260
     September 30, 2001                    1.450            1.190
     December 31, 2001                     1.300            1.010

FISCAL 2002
  Quarter ended:
     March 31, 2002                        1.400            1.060
     June 30, 2002                         1.420            1.150
     September 30, 2002                    1.210            0.950
     December 31, 2002                     2.510            0.750

FISCAL 2003
  Quarter ended:
     March 31, 2003                        1.450            1.130
     June 30, 2003                         1.500            1.020
     September 30, 2003                    2.250            1.300
     October 1, 2003 to November 28, 2003  1.350            1.750

As of October 31, 2003 the Company had 310 registered holders of record of common stock. Some of those registered holders are brokers who are holding shares for multiple clients in street names. Accordingly, the Company believes the number of actual Shareholders of common stock exceeds the number of registered holders of record.

The Company has not paid any cash or stock dividends. The Company presently intends to reinvest earnings, if any, to fund the development and expansion of the Company and therefore, does not anticipate paying dividends on common stock in the foreseeable future. The declaration of dividends will be at the discretion of the Board of Directors and will depend upon the Company's earnings, financial position, general economic conditions and other pertinent factors.

No securities are authorized for issuance under equity compensation plans, however, the Company intends to develop and implement an employee stock option plan in 2004.

                              EXECUTIVE COMPENSATION

All compensation for all services rendered for the Company's executive officers and members of its Board of Directors, for the nine months ended September 30, 2003 and for 2002, 2001 and 2000 are as follows:

                                                  Board of          Total
Name and title             Period     Salary    Directors Fees   Compensation
--------------              ----    ---------   --------------   ------------

Jason K. Wadzinski
  President/CEO/Director Nine Months
                           Ended
                         September
                          30, 2003    $57,630      5,000           62,630
John F. Sheffs
  Secretary/Treasurer/
  Director               Nine Months
                           Ended
                         September
                          30, 2003         -       5,000            5,000
Jason K. Wadzinski
 President/CEO/Director     2002       62,400     10,000           72,400
John F. Sheffs
  Secretary, Treasurer/
  Director                  2002            -     10,000                -
Jason K. Wadzinski
  President/CEO/Director    2001       62,400           -          62,400
Jason K. Wadzinski
  President/CEO/Director    2000       58,500           -          58,500

Jason K. Wadzinski is the sole executive officer of the Company. No payments classified as long-term compensation, other annual compensation and all other compensation were made. The Company has no long-term incentive plans.

Fees to Directors are paid at the discretion of the Board of Directors.

                WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file periodic reports and other information with the Securities and Exchange Commission ("Commission"). In addition, we will furnish shareholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary of desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to Advant-e Corporation, Attention: Investor Relations, 2680 Indian Ripple Rd., Dayton, OH 45440, telephone 937-429-4288. Our web site is www.advant-e.com and www.edictsystems.com.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, telephone 1-800-SEC-0330, at prescribed rates and are available on the World Wide Web at: http//www.sec.gov. The Commission maintains on this web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the site may access such information by searching the EDGAR database on the SEC's web site.

                              LEGAL MATTERS

The legality of the common stock included in this prospectus has been passed upon for us by Barbara L. Sager, Co., L.P.A., Centerville, Ohio but purchasers of our common stock should not rely on Barbara L. Sager, Co. with respect to any other matters.

                      INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheet at September 30, 2003 (Unaudited)             F-2

Consolidated Statements of Operations for the Nine Months Ended
September 30, 2003 and 2002 (Unaudited)                                  F-3

Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2003 and 2002 (Unaudited)                                  F-4

Notes to Consolidated Financial Statements at September 30, 2003
  (Unaudited)                                                            F-5

Consolidated Balance Sheet at December 31, 2002                          F-9

Consolidated Statements of Operations for the Years Ended December 31,
2002 and 2001                                                            F-11

Consolidated Statements of Shareholders' Equity for the Years Ended
December 31, 2002 and 2001                                               F-12

Consolidated Statements of Cash Flows for the Years Ended December, 31
2002 and 2001                                                            F-13

Notes to Consolidated Financial Statements at December 31, 2002          F-14

Report of J.D. Cloud & Co. L.L.P., Independent Auditors, on
Consolidated Financial Statements, December 31, 2002                     F-23

Report of Battelle & Battelle LLP, Independent Auditors on
Consolidated Financial Statements, December 31, 2001                     F-24


The interim financial statements of the Company included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information normally included in financial statements prepared in accordance with generally accepted accounting principles may have been condensed or omitted, the Company believes that the
disclosures are adequate.   The unaudited interim financial statements included
herein for the nine months ended September 30, 2003 and 2002, respectively, reflect all adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the interim periods. The results for interim periods are not necessarily indicative of trends or of results to be expected for a full year. It is suggested that these quarterly financial statements are read in conjunction with the annual audited financial statements and notes thereto for the year ended December 31, 2002, included herein.

                      ADVANT-E CORPORATION AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              SEPTEMBER 30, 2003


                 ASSETS

CURRENT ASSETS
  Cash and cash equivalents                    $   184,256
  Accounts receivable, net                         194,855
  Prepaid expenses                                  20,362
  Deferred income taxes                             21,170
                                                 ---------
    Total current assets                           420,643
                                                 ---------

SOFTWARE DEVELOPMENT COSTS, net of accumulated
  amortization of $509,708 at September 30, 2003
  and $294,767 at December 31, 2002                530,771

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $140,120 at September 30, 2003
  and $103,460 at December 31, 2002                163,110

OTHER ASSETS
  Deferred income taxes                             79,046
  Deposits                                           6,583
                                                 ---------
                                                    85,629
                                                 ---------
    Total assets                               $ 1,200,153
                                                 =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                             $    59,963
  Accrued interest                                  74,206
  Other accrued expenses                            93,255
  Deferred revenue                                 114,236
  Bank note payable                                  8,521
  Convertible subordinated notes payable           750,000
  8% demand notes payable to shareholder            45,000
                                                 ---------
    Total current liabilities                    1,145,181
                                                 ---------
LONG-TERM LIABILITIES
  Bank note payable, less current maturities             -
                                                 ---------
    Total liabilities                            1,145,181
                                                 ---------

                                      F-2

SHAREHOLDERS' EQUITY
  Common stock, $.001 par value; 20,000,000
    shares authorized; 5,661,002 issued and
    outstanding                                      5,661
  Paid-in capital                                  850,459
  Accumulated deficit                             (801,148)
                                                 ---------
    Total shareholders' equity                      54,972
                                                 ---------
    Total liabilities and shareholders' equity $ 1,200,153
                                                 =========

The accompanying notes are an integral part of the financial statements.



                    ADVANT-E CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                           Nine Months Ended
                                                             September 30,
                                                            2003       2002
                                                            ----       ----
REVENUES
  Internet products and services                        $ 1,987,852  1,205,877
  Software and license fees                                 136,499    235,220
                                                          ---------  ---------
     Total revenues                                       2,124,351  1,441,097
                                                          ---------  ---------
OPERATING EXPENSES
  Production                                                 86,910    107,543
  Salaries and benefits                                   1,108,673    757,057
  General and administrative                                486,032    325,533
  Depreciation                                               36,660     20,691
  Amortization of software
    development costs                                       214,942    111,594
  Interest                                                  139,365    256,302
                                                          ---------  ---------
     Total operating expenses                             2,072,582  1,578,720
                                                          ---------  ---------
INCOME (LOSS) BEFORE TAXES                                   51,769  ( 137,623)

INCOME TAXES                                                 19,430      8,610
                                                          ---------   --------
NET INCOME (LOSS)                                       $    32,339  ( 146,233)
                                                          =========   ========




                                      F-3

EARNINGS (LOSS) PER SHARE
  Basic                                                 $      0.01      (0.03)
                                                               ====       ====
  Diluted                                               $      0.01      (0.03)
                                                               ====       ====
AVERAGE SHARES OUTSTANDING
  Basic                                                   5,661,002  5,661,002
                                                          =========  =========
  Diluted                                                 5,745,797  5,661,002
                                                          =========  =========

The accompanying notes are an integral part of the financial statements.



                     ADVANT-E CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                   Nine Months Ended
                                                     September 30,
                                                    2003      2002
                                                    ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $  32,339  (146,233)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation                                  36,660    20,691
      Amortization of software development costs   214,942   111,594
      Deferred income taxes                         19,430     8,610
      Amortization of note discount resulting
        from valuation of warrants and beneficial
        conversion features                         45,379   180,680
Increase (decrease) in cash arising from
      changes in assets and liabilities:
        Accounts receivable                        (37,200)  (73,682)
        Prepaid expenses                            26,455    18,256
        Accounts payable                           (98,357)   12,415
        Accrued interest                           (43,819)   62,708
        Other accrued expenses                      43,655    43,982
        Deferred revenue                            20,343   (15,677)
        Deposits                                         -   ( 6,584)
                                                   -------   -------
        Net cash provided by operating activities  259,827   216,760
                                                   -------   -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment                          ( 28,181) ( 69,742)
  Software development costs                      (110,757) (276,901)
                                                   -------   -------

                                      F-4

        Net cash used in investing activities     (138,938) (346,643)
                                                   -------   -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Convertible Subordinated Notes           -   250,000
  Payments on Convertible Subordinated Notes      ( 25,000)        -
  Payments on bank loans                          ( 10,373)  (58,115)
                                                    ------  --------
        Net cash provided by (used in)
        financing activities                      ( 35,373)  191,885
                                                    ------   -------
NET INCREASE IN CASH AND CASH EQUIVALENTS           85,516    62,002

Cash and cash equivalents, beginning of period      98,740   180,679
                                                   -------  --------
CASH AND CASH EQUIVALENTS, END OF PERIOD         $ 184,256   242,681
                                                   =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW ITEMS
  Interest paid                                  $ 137,804    12,759
  Non-cash transactions
    Fair value of warrants issued with
      Convertible Subordinated Notes                     -    27,500
    Value of beneficial conversion feature of
      Convertible Subordinated Notes                     -    52,000


The accompanying notes are an integral part of the financial statements.

                 ADVANT-E CORPORATION AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                           SEPTEMBER 30, 2003

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements include the accounts of Advant-e Corporation and its wholly-owned subsidiary Edict Systems, Inc. (collectively, the "Company").

The statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all of the information and notes to financial statements required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments considered necessary for a fair presentation of financial position, results of operations, and cash flows for the interim periods.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Results of operations for the three months and for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements, accounting policies, and financial notes thereto included in Advant-e Corporation's 2002 Form 10-KSB filed with the Securities and Exchange Commission.

NOTE 2 - OPERATIONS AND MANAGEMENT'S INTENT

Prior to the quarter ended September 30, 2003, the Company incurred substantial operating losses. The Company reported net income for the quarter ended September 30, 2003 and for the nine months ended September 30, 2003, and generated positive cash flow from operations in the nine months ended September 30, 2003 and in the year ended December 31, 2002. This improvement in 2003 results were, in part, due to certain cost saving initiatives implemented in the third quarter of 2003 that included modest workforce and salary reductions and reductions in general and administrative expenses including travel, professional fees and other expenses.

Management believes that current cash and cash equivalents and cash that may be generated from operations in the ensuing year will be sufficient to meet the anticipated capital expenditure requirements and cash interest requirements, provided that the maturity date of certain subordinated notes is extended, the terms modified, or replacement capital is obtained as discussed below. Such projections are based on historical trends related to growth of revenue from existing customers and new customer acquisition, and anticipated revenue growth from EnterpriseEC. The projections also include anticipated cash requirements to provide continuing customer support, installation, sales and marketing, product development and enhancement, and general overhead.

To achieve these projections, the Company anticipates the need to maintain existing capital levels. The Company has completed negotiations with most holders of its Convertible Subordinated Notes, and is currently negotiating, with certain other holders of its subordinated notes to obtain extensions of the due dates of the notes, which were primarily due in the third quarter of 2003 or which are due in the fourth quarter of 2003. Substantially all of the note holders agreed to extend the maturity dates of their notes to January 5, 2004 provided the Company pays all accrued interest before due dates ranging from September 22, 2003 to December 17, 2003. The Company, to date, has made all such interest payments. Those interest payments were contemplated in the Company's cash flow projections. Effective on November 14, 2003 a holder of the Company's 15% Convertible Subordinated Notes in the principal amount of $250,000 agreed to convert the principal amount of the note into 235,859 shares of the Company's common stock. Management also expects that, if the Company's financial and operating results in the last two quarters of 2003 are satisfactory to the note holders, some, if not all, of the note holders may further extend the maturity dates, convert the notes into the Company's common stock pursuant to the note agreements, or modify the terms of the notes. In addition, the Company is pursuing additional sources of capital to replace the Convertible Subordinated Notes in the event that the note holders request payment.

Any projections of future cash needs and cash flows are subject to substantial uncertainty.

NOTE 3 - INCOME TAX BENEFIT

Income tax benefits consist solely of deferred tax benefits.

The following is a reconciliation of income taxes to the amount computed at the statutory rate of 34% for the nine months ended September 30, 2003:


                                                    Nine months ended
                                                   September 30, 2003
                                                   ------------------
Income taxes at expected statutory rate               $  17,601
Amount attributable to lower rates used
  to calculate deferred income tax assets and
  expected to apply when tax benefits are
  realized, and state income taxes                      (13,599)
Non-deductible interest on debt discount
  amortization                                           15,428
                                                         ------
Income taxes applicable to income
  before taxes                                        $  19,430
                                                         ======


The net deferred tax asset arises principally from net operating loss carryforwards, capitalization of software development costs (net of accumulated amortization) for financial reporting purposes that have been charged to expenses when incurred for income tax purposes, and use of the cash basis for income tax purposes.

Management has recognized no valuation allowance for the net deferred tax asset because it believes that it is more likely than not that future taxable income will result in realization of such assets. This amount, however, could be reduced in the near term if estimates of future taxable income during the net operating loss carryforward period are reduced. The Company's net operating loss carryforwards, of approximately $1.0 million, begin to expire in 2020.

NOTE 4 - EARNINGS (LOSS) PER SHARE

The reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations for the nine months ended September 30, 2003 follows:


                                       Income          Shares         Per Share
                                     (Numerator)    (Denominator)      Amount
                                     -----------    -------------     ---------
Nine months ended
September 30, 2003
----------------------------------
Basic Earnings Per Share:
Net income available to common
  shareholders                         32,339        5,661,002         0.01

Effect of dilutive securities:
Warrants attached to convertible
  subordinated notes                        -           84,795         0.00

Diluted earnings per share:
Net income available to common
  shareholders plus assumed
  exercise of warrants                 32,339        5,745,797         0.01


The beneficial conversion features of the Company's convertible subordinated notes are excluded from the calculation of diluted earnings per share because the effects are antidilutive.

In the nine months ended September 30, 2002 the numerator and the denominator used in the calculation of diluted earnings (loss) per share are the same as those used in the calculation of basic earnings (loss) per share. This occurs because the exercise prices of the warrants attached to the Company's Convertible Subordinated Notes and the exercise price of warrants to purchase 20,000 shares issued in 2001 in exchange for services are greater than the average market price of the Company's shares during the period, and the beneficial conversion features of the Company's Convertible Subordinated Notes are antidilutive.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board in January 2003 issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. The objective of this interpretation is to provide guidance on how to identify a variable interest entity (VIE) and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company's consolidated financial statements. A company that holds variable interests in an entity will need to consolidate the entity if the company's interest in the VIE is such that the company will absorb a majority of the VIEs expected losses and/or receive a majority of the entity's expected residual returns, if they occur. FIN 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. FIN 46 is applicable immediately for variable interest entities created after January 31, 2003. For variable interest entities created prior to January 31, 2003, the provisions of FIN 46 are applicable to public companies no later than the first interim period ending after December 15, 2003. The Company has no such variable interest entities covered by the provisions of FIN 46. As a result, FIN 46 has no effect on the Company's financial position or results of operations.

The Financial Accounting Standards Board in April 2003 issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under FASB Statement No. 133. This statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying instrument relative to Guarantees, and amends certain other existing pronouncements so as to result in more consistent reporting of contracts as either derivatives or hybrid instruments. The statement is effective, generally, for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company has had no transactions that are covered by the provisions of SFAS No. 149. As a result, SFAS No. 149 has no effect on the Company's financial position or results of operations.

The Financial Accounting Standards Board in May 2003 issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity." This statement requires that an issuer classify certain defined financial instruments as liabilities, many of which were previously classified as equity or between the liabilities section and the equity section of the statement of financial position. This statement requires classification as liabilities any financial instruments that are issued in the form of shares that are mandatorily redeemable; that embody an obligation to repurchase the issuer's equity shares; that embody an obligation that issuer must or may settle by issuing a variable number of its equity shares if at inception the monetary value of the obligation is based on either a fixed monetary amount, variations in something other than the fair value of the issuer's equity shares, or variations inversely related to changes in the fair value of the issuer's equity shares. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of this Statement and still existing at the beginning of the interim period of adoption. The Company has had no transactions that are covered by the provisions of SFAS No. 150. As a result, SFAS No. 150 has no effect on the Company's financial position or results of operations.

                ADVANT-E CORPORATION AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 2002

                       ASSETS



                                      F-9

CURRENT ASSETS
  Cash and cash equivalents              $    98,740
  Accounts receivable, net                   157,655
  Prepaid expenses                            46,817
  Deferred income taxes                       40,600
                                             -------
      Total current assets                   343,812
                                             -------
SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization of $294,767       634,956

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $103,460
                                             171,589

OTHER ASSETS
  Deferred income taxes                       79,046
  Deposits                                     6,583
                                              ------
                                              85,629
                                           ---------
      Total assets                       $ 1,235,986
                                           =========
   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                       $   158,320
  Accrued expenses                           167,625
  Deferred revenue                            93,893
  Bank notes payable                          14,097
  Convertible subordinated notes
    payable, net                             729,621
  8% demand notes payable to shareholder      45,000
                                           ---------
      Total current liabilities            1,208,556
                                           ---------
LONG-TERM LIABILITIES
  Bank notes payable, less current
    maturities                                 4,797
                                           ---------
      Total liabilities                    1,213,353
                                           ---------
SHAREHOLDERS' EQUITY
  Common stock, $.001 par value; 20,000,000
  shares authorized; 5,661,002 issued and
  outstanding                                  5,661
  Paid-in capital                            850,459
  Retained earnings deficit                 (833,487)
                                             -------
      Total shareholders' equity              22,633
                                             -------
      Total liabilities and shareholders'
      equity                             $ 1,235,986
                                           =========

                                     F-10

The accompanying notes are an integral part of the financial statements.


                         ADVANT-E CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Year Ended December 31
                                                  ----------------------
                                                     2002         2001
                                                     ----         ----
REVENUES
  Internet products and services               $ 1,728,996        839,074
  Software and license fees                        279,393        346,244
                                                 ---------      ---------
      Total revenues                             2,008,389      1,185,318
                                                 ---------      ---------
OPERATING EXPENSES
  Production                                       132,433         61,468
  Salaries and benefits                          1,151,413        734,922
  General and administrative                       526,510        301,964
  Compensation for investor relations services
    in exchange for warrants                             -          4,800
  Depreciation                                      36,081         29,164
  Amortization of software development costs       184,289        104,253
  Interest                                         311,463        127,958
                                                 ---------      ---------
        Total operating expenses                 2,342,189      1,364,529
                                                 ---------      ---------
LOSS BEFORE INCOME TAX BENEFIT                    (333,800)      (179,211)
INCOME TAX BENEFIT                                ( 26,266)      ( 17,582)
                                                 ----------     ---------
NET LOSS                                       $  (307,534)      (161,629)
                                                 =========      =========
LOSS PER SHARE
  Basic and diluted                            $     (0.05)         (0.03)
                                                 =========      =========
AVERAGE SHARES OUTSTANDING
  Basic and diluted                              5,661,002      5,638,969
                                                 =========      =========

The accompanying notes are an integral part of the financial statements.


                           ADVANT-E CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                              common stock              Retained
                            -----------------  Paid-in  Earnings
                              Shares   Amount  Capital  (Deficit)    Total
                            ---------  ------  -------  --------    --------

Balance January 1, 2001     5,613,834 $ 5,613  461,357  (364,324)    102,646

  Net loss                                              (161,629)   (161,629)
Issuance of common stock
    for cash                   47,168      48   49,950                49,998
  Warrants issued
    with 15% convertible
    subordinated notes                          70,276                70,276
  Beneficial conversion
    feature of 15% convertible
    subordinated notes                         176,904               176,904
  Warrants issued with investor
    relations services contract                  4,800                 4,800
                            ---------   -----  -------   -------     -------

Balance December 31, 2001   5,661,002   5,661  763,287  (525,953)    242,995

  Net loss                                              (307,534)   (307,534)
  Warrants issued with 10%
    convertible subordinated
    notes                                       27,500                27,500
  Beneficial conversion
    feature of 10% convertible
    subordinated notes                          52,500                52,500
  Beneficial conversion
    feature of extension
    of 15% convertible
    subordinated notes                           7,172                 7,172
                            ---------   -----  -------  --------     -------
Balance December 31, 2002   5,661,002 $ 5,661  850,459  (833,487)     22,633
                            =========   =====  =======   =======      ======

The accompanying notes are an integral part of the financial statements.


               ADVANT-E CORPORATION AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Year Ended December 31
                                                      -----------------------
                                                         2002         2001
                                                         ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $ (307,534)     (161,629)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Depreciation                                     36,081        29,164
      Amortization of software development costs      184,289       104,253
      Amortization of note discount resulting from
        valuation of warrants and beneficial
        conversion features                           202,473        86,500
      Compensation for investor relations services
        in exchange for warrants                            -         4,800
      Deferred income tax benefit                     (26,266)      (17,582)
  Increase (decrease) in cash arising from
    changes in assets and liabilities:
      Accounts receivable                             (73,426)      (20,383)
      Prepaid expenses                                 36,275       (76,939)
      Accounts payable                                 61,370         3,372
      Accrued expenses                                111,738        32,149
      Deferred revenue                                (20,404)      (71,662)
      Deposits                                         (6,583)            -
                                                      -------       -------
        Net cash provided by (used in)
          operating activities                        198,013      ( 87,957)
                                                      -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment                             (149,345)      (33,978)
  Software development costs                         (307,703)     (348,437)
                                                      -------       -------
        Net cash used in investing activities        (457,048)     (382,415)
                                                      -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings on Convertible Subordinated Notes        250,000       525,000
  Payments on bank loans                              (72,904)      (67,175)
  Borrowings on bank loans                                  -        41,771
  Borrowings on notes payable to shareholder                -        45,000
  Proceeds from sale of common stock                        -        49,998
                                                      -------       -------
        Net cash provided by financing activities     177,096       594,594
                                                      -------       -------
NET INCREASE (DECREASE)IN CASH AND CASH EQUIVALENTS   (81,939)      124,222
  Cash and cash equivalents, beginning of year        180,679        56,457
                                                      -------       -------
CASH AND CASH EQUIVALENTS, END OF YEAR              $  98,740       180,679
                                                      =======       =======

                                     F-13

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ITEMS
  Interest paid                                     $  14,620        17,802
  Non-cash transactions
    Fair value of warrants issued with Convertible
      Subordinated Notes                            $  27,500        70,276
    Fair value of beneficial conversion privilege
      of Convertible Subordinated Notes             $  59,672       176,904
    Fair value of warrants issued in partial payment
      for investor relations services               $       -         4,800


The accompanying notes are an integral part of the financial statements.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE 1 - BASIS OF PRESENTATION, ORGANIZATION AND OTHER MATTERS

Nature of Operations

Advent-E Corporation through its wholly-owned subsidiary, Edict Systems, Inc. (collectively the Company), develops and markets electronic data interchange and electronic commerce software products and services that enable its customers to send and receive business documents electronically in standard and proprietary formats. Customers consist of businesses across a number of industries throughout the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of Advant-e Corporation and its wholly-owned subsidiary, Edict Systems, Inc. Intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those considered in assessment of recoverability of capitalized software development costs, those used in the valuations of certain non-cash transactions including the issuance of common shares of stock in exchange for specified services, the issuance of detachable stock warrants, and the valuation of the beneficial conversion features in connection with the Company's Convertible Subordinated Notes, and those used in recording net deferred tax assets. It is at least reasonably possible that the significant estimates used will change within the next year.

Cash Equivalents

The Company classifies as cash equivalents all highly liquid investments with original maturities of three months or less.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment upon receipt of invoice or within thirty days.

Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 30 days old are considered delinquent.

Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management considers account balances that are over 90 days old as having a high probability of uncollectibility and generally includes those amounts in the valuation allowance. In addition, management individually reviews accounts receivable balances and, based on an assessment of current creditworthiness, estimates the account balances that will not be collected and includes those amounts, if any, in the valuation allowance.

The allowance for uncollectible accounts was $25,000 at December 31, 2002.

Software Development Costs

The Company accounts for the costs of computer software that it develops for internal use, costs associated with operation of its web sites, in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force ("EITF") No. 00-2 "Accounting for Web Site Development Costs". Such capitalized costs represent solely the salaries and benefits of employees working on the graphics and content development stages, or adding functionality or features. Under SOP 98-1 and EITF No. 00-2, overhead, general and administrative and training costs are not capitalized. The Company accounts for the costs of computer software that it sells, leases and markets as a separate product in accordance with Financial Accounting Standards Board Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Capitalized costs are amortized by the straight-line method over the remaining estimated economic lives of the software application, generally three years, and are reported at the lower of unamortized cost or net realizable value.

Property and Equipment

Property and equipment are carried at cost. Costs of normal maintenance and repairs are charged to expense as incurred. Impairment of asset value is considered whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Depreciation is provided using accelerated methods for financial reporting purposes at rates based on useful lives of five to seven years.

Debt Discount and Amortization

Debt discount recognized in connection with equity instruments issued with debt (beneficial conversion features and detachable warrants) is amortized to interest expense over the life of the underlying debt as an estimate of the cost of the financing event. The unamortized discount is shown as a reduction of the debt instrument on the balance sheet. Amortization of debt discount amounted to $202,473 in 2002 and $86,500 in 2001.

Revenue Recognition

The Company recognizes revenues in accordance with the Securities Exchange Commission Staff Accounting Bulletin 101 (SAB 101), which requires the Company to recognize revenue when, in addition to other criteria, delivery has occurred or services have been rendered.

Revenues from software product sales are recognized when the product is shipped. Ongoing software license fees are recognized ratably over the license period, generally twelve months.

Revenues from Internet-based products and services (GroceryEC, MfgEC, EnterpriseEC, etc) is comprised of three components - account activation and trading partner set up fees, monthly subscription fees, and usage based transactional fees.

Revenues earned from account activation and trading partner set up fees are recognized after the Company performs consultative work required in order to establish an electronic trading partnership between the customer and their desired trading partners. Trading partnerships, once established, require no ongoing effort on the part of the Company and customers are able to utilize the electronic trading partnerships either directly with their customers or via a service provider other than the Company.

Revenues earned from monthly subscriptions are recognized after the monthly subscription has elapsed.

Usage based transactional fees are recognized upon completion of processing those transactions.

Deferred Income Taxes

Deferred income taxes are provided to recognize future tax benefits of net operating loss carry forwards, to the extent realization of such benefits is more likely than not. Deferred income taxes are also provided for temporary differences in recognition of assets and liabilities for financial statements and for income tax purposes.

Advertising

All advertising costs are expensed as incurred. Advertising was $8,100 in 2002 and $6,258 in 2001.

Segment Reporting

Financial Accounting Standards Board Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" established standards for the reporting and disclosure of information about operating segments for public businesses. The Company's business is comprised of one segment--the development and sale of electronic data interchange and electronic commerce software products.

NOTE 2 - OPERATIONS AND MANAGEMENT'S INTENT

The Company has incurred substantial operating losses to date. During 2002, the Company generated positive cash flow from operations. Management believes that current cash and cash equivalents and cash that may be generated from operations in 2003 will be sufficient to meet the anticipated capital expenditures requirements, cash interest requirements, and repayment of certain of its subordinated notes maturing in 2003. Such projections are based on continued growth from current customers and customers which are already under contract utilizing the revenue rates that the Company has historically experienced with current customers, as well as revenue growth from its recently introduced EnterpriseEC product. The projections also include anticipated cash requirements to provide continuing customer support, installation, sales and marketing, and general overhead.

To attain these projections, the Company anticipates the need to maintain existing capital levels. The Company is currently negotiating with certain holders of its subordinated notes to obtain extensions of the due dates of the notes, which are primarily due in the third and fourth quarters of 2003. Management believes these notes will be extended prior to the existing maturity dates. If such extensions are not obtained, the Company may be forced to raise additional capital from new source borrowings, issue new shares, or reduce current overhead. Any projections of future cash needs and cash flows are subject to substantial uncertainty.

NOTE 3 - SOFTWARE DEVELOPMENT COSTS

Software development costs at December 31, 2002 the changes during the year then ended are summarized as follows:


                                                     Accumulated
                                       Cost          Amortization        Net
                                    ---------        ------------     ---------

Balance, January 1, 2002             783,174           271,632         511,542
  Additions                          307,703                           307,703
  Amortization expense                                 184,289        (184,289)
  Costs of fully-amortized
    software products               (161,154)         (161,154)              -
                                     -------           -------         -------
Balance, December 31, 2002         $ 929,723           294,767         634,956
                                     =======           =======         =======
                                     F-17

The unamortized costs at December 31, 2002 relate exclusively to internal use software and costs associated with the web site development and related enhancements.

The ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies. Impairment of asset value is considered whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

NOTE 4 - BANK NOTE PAYABLE

The Company has a commercial bank note payable that accrues interest at 5.54% per year. Outstanding borrowings under this agreement were $18,893 at December 31, 2002. The loan is payable in monthly installments of $1,220 (principal and interest) to April 23, 3004. The loan is collateralized by substantially all the Company's assets, and is guaranteed by the Company's majority shareholder. Principal payments for the next two years are $14,097 in 2003 and $4,797 in 2004.

NOTE 5 - NOTES PAYABLE TO SHAREHOLDER

The Company received $45,000 in 2001 from its President and majority shareholder in exchange for 8% unsecured notes, payable on demand.

NOTE 6 - CONVERTIBLE SUBORDINATED NOTES PAYABLE

Convertible subordinated notes payable consist of the following at December 31, 2002:


  15% Convertible Subordinated Notes that
    mature on various dates through December
    17, 2003                                      $ 525,000
    Less:  unamortized discount attributable
      to estimated fair value of
      detachable warrants and beneficial
      conversion feature                              5,379
                                                    -------
                                                    519,621
                                                    -------
  10% Convertible Subordinated Notes issued July
    9, 2002 that mature on September 27, 2003       250,000
    Less:  unamortized discount attributable
      to estimated fair value of
      detachable warrants and beneficial
      conversion feature                             40,000
                                                    -------

                                     F-18

                                                    210,000
                                                    -------
                                                  $ 729,621
                                                    =======

The 15% Convertible Subordinated Notes as originally issued matured one year from date of issuance (various dates in 2001); however, the maturity dates of the notes were extended by one additional year to two years from the date of the notes. These notes are subordinated to all senior debt of the Company outstanding at the dates of issuance and any additional senior debt incurred through the maturity dates. The holders of these notes, at the maturity dates, have the right to convert the entire amount of the notes, including any accrued interest, to the Company's common stock at $1.06 per common share.
The holders of the notes have warrants valid for three years from the date the note was issued (later extended to four years) to purchase a total of 675,000 shares of the Company's common stock at a price of $1.205 per common share.
The Company used the Black-Scholes pricing model to estimate the fair value of the warrants at the date of issuance at $70,276. The Company estimated the value of the beneficial conversion privilege of the notes at $176,904 using the intrinsic value method in accordance with the provisions of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, to Certain Convertible Instruments." The Company estimated the incremental value of the one-year extension of the notes at $7,172. The fair value of the warrants at the date of issuance and the value of the beneficial conversion privilege were amortized to interest expense over the 12-month initial term of the notes beginning in the fourth quarter 2001 and ending in the third quarter of 2002. The amounts amortized as interest expense in 2002 totaled $162,473 and in 2001 totaled $86,500.

On July 9, 2002 the Company received $250,000, pursuant to a Note Purchase Agreement of the same date with three individuals and three other entities, in exchange for the issuance of a total of $250,000 of Convertible Subordinated Notes that accrue interest at a stated rate of 10% per year and that mature on September 27, 2003. The notes are convertible at the maturity date, in the amount of the note plus accrued interest, to the Company's common stock at $1.10 per common share. The notes are subordinated to all current Senior Debt of the Company and any future Senior Debt up to an amount not to exceed $200,000. The notes are personally guaranteed by the Company's president, who is also not permitted to sell, transfer or encumber any of the Company's common shares that he owns without the prior written consent of each of two specified representatives of the note holders. The holders of the notes have warrants until September 27, 2005 to purchase a total of 250,000 shares of the Company's common stock at a price of $1.25 per common share. The Company used the Black-Scholes pricing model to estimate the fair value of the
warrants at the date of issuance at $27,500.   The Company estimated the value
of the beneficial conversion privilege of the notes at $52,500 using the intrinsic value method in accordance with the provisions of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of EITF No. 98-5, Accounting for Convertible Securities with Beneficial Conversion

Features or Contingently Adjustable Conversion Ratios, to Certain Convertible Instruments." The fair value of the warrants at the date of issuance and the value of the beneficial conversion privilege are being amortized to interest expense over the term of the notes beginning in the third quarter of 2002 and ending in the second quarter of 2003. The amounts amortized as interest expense in 2002 totaled $40,000.

NOTE 7 - PROFIT SHARING PLAN

The Company has a 401(k) pension plan covering employees who choose to participate in the Plan. Company contributions are discretionary. The Company made no contributions to the plan in 2002 and 2001.

NOTE 8 - INCOME TAX BENEFIT

Income tax benefits for 2002 and 2001 consist solely of deferred tax benefits.

The following is a reconciliation of the income tax benefit for federal income tax to the amount computed at the statutory rate of 34%:


                                                          2002         2001
                                                          ----         ----

Tax benefit at expected statutory rate                $ 113,492        60,931
Amount attributable to lower graduated rates expected
  to apply when tax benefits are expected to be
  realized, and state income taxes                      (18,386)      (12,307)
Non-deductible interest on debt discount amortization   (68,840)      (31,042)
                                                         ------        ------
Federal income tax benefit applicable to loss before
  income tax                                          $  26,266        17,582
                                                         ======        ======

Net deferred taxes consisted of the following at December 31, 2002:

Deferred tax assets:
  Net operating loss carryforward                     $ 226,705
  Accounts payable and accrued expenses                  41,888
  Allowance for uncollectible accounts                    5,000
  Deferred revenue from license fees                     18,779
                                                        -------
    Total deferred tax assets                           292,372
                                                        -------
Deferred tax liabilities:
  Capitalized software costs, net                      (126,991)
  Accounts receivable                                  ( 36,371)
  Prepaid expenses                                     (  9,364)
                                                        -------
    Total deferred tax liabilities                     (172,726)
                                                        -------

                                     F-20

Net deferred tax asset                                $ 119,646
                                                        =======


The net deferred tax asset arises principally from net operating loss carryforwards, capitalization of software development costs (net of accumulated amortization) for financial reporting purposes that have been charged to expenses when incurred for income tax purposes, and use of the cash basis for income tax purposes.

Management has recognized no valuation allowance for the net deferred tax asset because it believes that it is more likely than not that future taxable income will result in realization of such assets. This amount, however, could be reduced in the near term if estimates of future taxable income during the net operating loss carryforward period are reduced. The Company's net operating loss carryforwards, of approximately $1,103,960, begin to expire in 2020.

NOTE 9 - EARNINGS (LOSS) PER SHARE

The reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share calculations for the years ended December 31, 2002 and 2001 follows:


                                     Income          Shares         Per Share
                                   (Numerator)    (Denominator)      Amount
                                   -----------    -------------     ---------
Year ended December 31, 2002
--------------------------------
Net loss                          $(307,534)

Basic Earnings (Loss) Per Share:
Loss available to common
  shareholders                     (307,534)        5,661,002         (0.05)

Effect of dilutive securities:
Detachable warrants and beneficial
  conversion feature of Convertible
  Subordinated Notes are
  anti-dilutive                           -                 -             -

Diluted loss per share:
Loss available to common
  shareholders plus assumed
  conversion                       (307,534)        5,661,002         (0.05)

Year Ended December 31, 2001
------------------------------
Net loss                           (161,629)


                                     F-21

Basic Earnings (Loss) Per Share:
Loss available to common
  shareholders                     (161,629)        5,638,969         (0.03)

Effect of dilutive securities:
Detachable warrants and beneficial
  conversion feature of Convertible
  Subordinated Notes are
  anti-dilutive                            -                 -             -

Diluted loss per share:
Loss available to common
  shareholders plus assumed
  conversion                      $(161,629)        5,638,969         (0.03)


Warrants to purchase 20,000 shares of the Company's common stock at $1.48 per share were outstanding at December 31, 2002 and 2001 but were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the average market price of the common shares during the periods the warrants were outstanding. The warrants are exercisable during the period from June 25, 2002 to June 25, 2006. No warrants have been exercised.

NOTE 10 - CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of deposits in banks, which occasionally exceed federally insured limits, and trade accounts receivable. The Company manages the risk regarding deposits in banks by using high quality financial institutions. Credit risk with respect to trade accounts receivable is limited due to the large number of primarily domestic customers who are geographically dispersed.

NOTE 11 - RESTATEMENT OF 2001 FINANCIAL STATEMENTS

The consolidated balance sheet at December 31, 2001 and the consolidated statements of operations, cash flows, and shareholders' equity for the year then ended reflect the restatements of non-cash charges for the valuation of shares of the Company's common stock issued in exchange for services in 2000, the valuation of warrants and beneficial conversion features related to the Company's Convertible Subordinated Notes issued in 2001, and the valuation of warrants issued in exchange for services in 2001.

The amounts and additional description of these restatements are detailed in
Note 2 to the Financial Statements included in Form 10-KSB/A (amended Form 10-
KSB) for the fiscal year ended December 30, 2001 previously filed with the Securities and Exchange Commission on January 13, 2003.

NOTE 12 - OPERATING LEASES

The Company is obligated under operating leases for computer software through April 2004, for computers and office equipment through May 2005, and for office space through September 2005. In addition, the Company leases storage space monthly from its President under terms of lease that can be terminated on a date that is mutually agreeable to the President and the Company. Lease expense was $177,136 in 2002 and $93,965 in 2001, including $36,000 in both 2002 and 2001 to the Company's President.

Minimum annual lease payments under these lease agreements for the next five years are as follows:



                                  2003    $ 163,785
                                  2004      115,190
                                  2005       74,216
                                  2006            -
                                  2007            -
                                            -------
                                  Total   $ 353,191
                                            =======

The minimum monthly software lease payments could be increased if the Company increases utilization of this software in its operations above levels prescribed in the agreement. The Company has the option to renew the agreement for an additional 12 months to April 2005 at the same rate.

The Company has options to purchase the leased computer and office equipment for its fair market value at the expiration of the lease periods.

The office space lease is for 12,000 square feet and has two consecutive three-year renewal options at rates that cannot increase by more than 5% per year. Lease payments include substantially all maintenance and repairs, real estate taxes and utilities.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Advant-e Corporation and Subsidiary
Dayton, Ohio

We have audited the accompanying consolidated balance sheet of Advant-e Corporation and Subsidiary as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advant-e Corporation and Subsidiary as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.


J.D. Cloud & Co.  L.L.P
Certified Public Accountants

Cincinnati, Ohio
March 10, 2003

INDEPENDENT AUDITORS' REPORT

Advant-e Corporation and Subsidiary
Dayton, Ohio

We have audited the accompanying consolidated balance sheet of Advant-e Corporation and Subsidiary as of December 31, 2001 (not presented herein) and the accompanying related consolidated statements of operations, shareholders' equity and cash flows for year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advant-e Corporation and Subsidiary as of December 31, 2001 and the consolidated results of operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the consolidated financial statements, the accompanying consolidated financial statements have been restated.


BATTELLE & BATTELLE LLP

March 14, 2002, except for Note 11, as to which the date is December 23, 2002

       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                      AND FINANCIAL DISCLOSURE

On February 10, 2003, the Board of Directors of Advant-e Corporation engaged the firm of J.D. Cloud & Company, LLP ("Cloud") as the Company's independent auditors, replacing the firm of Battelle & Battelle, LLP ("Battelle"), which was dismissed by the Board of Directors.

Battelle's report on the Company's financial statements for each of the two most recent audited fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent audited fiscal years and the subsequent interim periods preceding the decision to change independent accountants, the Company had no disagreements with Battelle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Battelle, would have caused Battelle to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements. Moreover, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Battelle with a copy of the foregoing disclosures. A copy of Battelle's letter to the Securities and Exchange Commission dated February 13, 2003 stating Battelle's agreement with such disclosures, was filed with Form 8-K filed by the Company on February 13, 2003.

During the Company's two most recent fiscal years and the subsequent interim periods preceding the decision to engage Cloud as its independent auditors, neither the Company, nor anyone acting on behalf of the Company, consulted Cloud regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any reportable event (as described in Item 304(a)(1)(v)) of Regulation S-K).

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's certificate of incorporation and bylaws contain provisions indemnifying the directors and executive officers against liabilities. In the certificate of incorporation, the Company has eliminated the personal liability of the directors and executive officers to the Company and its shareholders for monetary damages for breach of their fiduciary duty, including acts constituting gross negligence. However, in accordance with Delaware law, a director will not be indemnified for a breach of its duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit.

In addition, the bylaws further provide that the Company may advance to the directors and officers expenses incurred in connection with proceedings against them for which they are entitled to indemnification. The Company has also agreed to indemnify, defend, and hold harmless each of the officers and directors to the fullest extent permissible by law with regard to any and all loss, expense or liability, including payment and advancement of reasonable attorney's fees, arising out of or relating to claims of any kind, whether actual or threatened, relating in any way to their service to us. The Company plans to memorialize these provisions in written agreements.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are estimated expenses of issuance and distribution. The Company will pay all these expenses.

Securities and Exchange Commission filing fee                         $ 1,000
National Association of Securities Dealers, Inc filing fee              1,000
Printing costs                                                          2,000
Blue Sky fees and expenses                                              2,000
Legal fees and expenses                                                 5,000
Accounting fees and expenses                                            2,000
Miscellaneous                                                           3,000
                                                                      -------
Total                                                                 $16,000
                                                                      =======
                 RECENT SALES OF UNREGISTERED SECURITIES

On April 10, 2000, the Company entered into a stock purchase agreement with Halter Financial Group ("HFG") and Art Beroff ("Beroff"). This Stock Purchase Agreement was a requirement by Edict to complete the merger with Twilight. Under the terms of the Stock Purchase Agreement, HFG and Beroff, or their designees, purchased 282,829 shares of common stock at approximately $1.06 per share for a total purchase price of $299,821. At the time of execution of the Stock Purchase Agreement, shares of common stock were trading at approximately $1.06 per share. This offering was made pursuant to Section 4(2) of the Securities Act.

The following table sets forth securities sold by the Company in the last three years that have not been registered under the Securities Act and were offered and sold to the persons listed below pursuant to Rule 506. Such securities were sold pursuant to a Stock Purchase Agreement with HFG and Beroff as a requirement of the Merger. No fees were paid to an underwriter. The securities sold are subject to a Registration Rights Agreement among Twilight, HFG and Beroff whereby the holders of at least twenty-five percent of the shares may file a written request with the Company to register the sale of all or part of the securities. The following listed shares, however, are NOT being registered pursuant to this registration statement.


Date of      Class of      Amount of      Cost of
Sale         Stock         Securities     Shares          Name
-------      --------      ----------     --------        ----

12/28/00     Common           47,166      $50,000.00      Charles S. Biehn, Jr.

                                       53

6/13/01      Common           11,792      $12,499.52      Carole Beroff,
                                                          custodian for
                                                          Ilana Beroff UGMA

6/13/01      Common           11,792      $12,499.52      Carole Beroff,
                                                          custodian for
                                                          David Beroff UGMA

6/29/01      Common           11,792      $12,499.52      Carole Beroff,
                                                          custodian for
                                                          Ilana Beroff UGMA

6/29/01      Common           11,792      $12,499.52      Carole Beroff,
                                                          custodian for
                                                          David Beroff UGMA


The following is a description of the unregistered securities that are convertible or exchangeable into equity securities, or are warrants representing equity securities, including the terms of conversion or exercise of the securities.

On March 24, 2001, the Company authorized the issuance of $200,000 and on September 27, 2001 authorized the issuance of an additional $325,000 of 15% Convertible Subordinated Notes that are convertible at maturity in the principal amount plus any accrued interest into the Company's common stock at a price of $1.06 per common share. All the note holders except one were granted a warrant to acquire common shares of the Company, at a price of $1.205 per common share, determined by multiplying the principal amount of each convertible subordinated note by 1.5. The Company anticipates that it will issue a warrant to this one note holder at some future date. This offering was made to a limited group of investors pursuant to Rule 506 and Section 4(2) of the Securities Act. No fees were paid to an underwriter.

On March 24, 2001, the Company received $50,000 from an individual in exchange for a Convertible Subordinated Note. At maturity, assuming the note holder elects to convert the note, the Company will issue 69,457 shares of the Company's common stock. This note matured originally on March 19, 2002; the note holder verbally extended the maturity date twice, first to March 19, 2003 and then to March 19, 2004.

On September 27, 2001, the Company received $250,000 from an investment fund in exchange for a Convertible Subordinated Note. Effective November 14, 2003 the note holder converted the note into 235,849 shares of the Company's common stock. The note holder received a warrant granting the holder the right to acquire 375,000 shares of the Company's common stock at a price of $1.205 per share until September 27, 2005. The majority shareholder has personally guaranteed this note.

On October 7, 2001, the Company received $75,000 from an individual in exchange for a Convertible Subordinated Note. At maturity, assuming the note holder elects to convert the note, the Company expects to issue 73,349 shares of the

Company's common stock. The note holder received a warrant granting the holder the right to acquire 112,500 shares of the Company's common stock at a price of $1.205 per share until October 7, 2005. The majority shareholder has personally guaranteed this note. This note matured originally on October 7, 2002; the note holder verbally extended the maturity date twice, first to October 7, 2003 and then to January 5, 2004.

On September 25, 2001, the Company received $30,000 from a financial services company for a Convertible Subordinated Note that matures on January 5, 2004.
If the note holder fully converts the note at maturity, the Company will issue 29,481 shares of the Company's common stock. The note holder received a warrant granting the holder the right to acquire 45,000 shares of the Company's common stock at a price of $1.205 per share until September 25, 2005. The majority shareholder has personally guaranteed this note.

On December 13, 2001, the Company received $95,000 from an individual for a Convertible Subordinated Note. At maturity, assuming the note holder elects to convert the note, the Company will issue 90,444 shares of the Company's common stock. The note holder received a warrant granting the holder the right to acquire 142,500 shares of the Company's common stock at a price of $1.205 per share until December 13, 2005. The majority shareholder has personally guaranteed this note. This note matures on December 31, 2003.

On July 9, 2002 the Company authorized the issuance of, and on the same date issued in exchange for cash, $250,000 of 10% Convertible Subordinated Notes that mature on January 5, 2004, and are convertible in the principal amount plus any accrued interest to the Company's common stock at a price of $1.10 per common share. The holders of the notes are each granted a warrant to acquire common shares of the Company, at a price of $1.25 per common share, determined by multiplying the principal amount of each Convertible Subordinated Note by
1.0. Such warrants have an expiration date of September 27, 2005. This offering was made to a limited group of investors pursuant to Rule 506 and
Section 4(2) of the Securities Act.  No fees were paid to an underwriter.

The Company received the total of $250,000 from three individuals (in amounts of $50,000, $25,000, and $50,000 respectively) and three limited partnerships (in the amounts of $50,000, $25,000, and $50,000 respectively). At maturity, assuming the note holders elect to convert the notes, the Company will issue 233,459 shares of the Company's common stock. The note holders received warrants granting the holders the right to acquire 250,000 shares of the Company's common stock at a price of $1.25 per share until December 13, 2005.

                              EXHIBITS

(a) Index to Exhibits

Exhibit                                                            Method
Number                      Description                           of Filing
-------                     -----------                           ---------
1          Underwriting agreement                                 N/A

2          Agreement and Plan of Merger, dated as of April 10,
           2000, among Edict Systems, Inc., Twilight Productions, Previously
           and Twilight Acquisitions Sub, Inc.                    filed (I)

3(a)(i)    Amended Certificate of Incorporation                   Previously
                                                                  filed (A)

3(a)(ii)   By-laws                                                Previously
                                                                  filed (B)

4(i)       Instruments defining the rights of security            Previously
           holders including indentures                           filed (A)

4(ii)      Convertible Subordinated Note                          Previously
                                                                  filed (C)
4(iii)     Convertible Subordinated Note with warrant to
           purchase common shares issued on September             Previously
           27, 2001                                               filed (E)

4(iv)      10% Convertible Subordinated Notes with
           warrant to purchase common shares                      Previously
                                                                  filed (H)

5          Opinion re:  legality                                  Filed
                                                                  herewith

8          Opinion:  tax matters                                  N/A

9          Voting trust agreement                                 N/A

10.1       Lease Agreement, dated as of January 1, 2000,          Previously
           between Jason K. Wadzinski and Edict Systems, Inc.     filed (B)

10.2       Stock Purchase Agreement, dated April 10, 2000,        Previously
           among Twilight Productions, Ltd., Halter Financial     filed (B)
           Group, Inc. and Art Howard Beroff

10.3       Software Term License Agreement, including             Previously
           Amendment No. 1, dated as of April 18, 2001            filed (D)
           between Cyclone Commerce, Inc. and Edict Systems
           Inc.

10.4	     Lease, dated as of July 30, 2002, between Fritz J.     Previously
           Russ and Dolores H. Russ and Edict Systems, Inc.       filed (F)


11 (i)     Statement re: computation of per share earnings        Filed
           for the quarterly period ended September 30, 2003      herewith

11 (ii)    Statement re: computation of per share earnings        Filed
           for the years ended December 31, 2002 and 2001         herewith

13 (i)     Form 10-KSB for the fiscal year ended                  Previously
           December 31, 2002                                      filed (F)

13 (ii)    Form 10-QSB for the quarterly period ended             Previously
           September 30, 2003                                     filed (J)

15         Letter on unaudited interim financial information      N/A

16         Letter on change in certifying accountant              Previously
                                                                  filed (G)

21         Subsidiaries of the registrant                         Previously
                                                                  filed (B)

23 (i)     Consent of J.D. Cloud & Co. L.L.P.                     Filed
                                                                  herewith

23 (ii)    Consent of Battelle & Battelle LLP                     Filed
                                                                  herewith
24         Power of attorney                                      N/A

25         Statement of eligibility of trustee                    N/A

99         Additional Exhibits                                    N/A

(A)  Filed with Amendment No. 2 to Form 10-SB filed as of October 13, 2000
(B)  Filed with Amendment No. 1 to Form 10-SB filed as of July 17, 2000
(C)  Filed with Amendment No. 1 to Form 10-QSB for the quarter ended
     March 31, 2001 filed as of January 13, 2003
(D)  Filed with Amendment No. 1 to Form 10-QSB for the quarter ended
     June 30, 2001 filed as of January 13, 2003
(E) Filed with Amendment No. 1 to Form 10-QSB for the quarter ended September 30, 2001 filed as of January 13, 2003
(F)  Filed with Form 10-KSB for the fiscal year ended December 31, 2002 as of March 31, 2003
(G)  Filed with form 8-K on February 13, 2003.
(H) Filed with Form 10-QSB for the quarterly period ended September 30, 2002 as of December 16, 2002
(I)  Filed with Form 10-SB12G as of July 11, 2000
(J) Filed with Form 10-QSB for the quarterly period ended September 30, 2003 as of November 12, 2003

                                    UNDERTAKINGS

The undersigned Registrant undertakes:
1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; c. Include any additional or changed material information on the plan of distribution.

2. That, or determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from the registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will go governed by the final adjudication of such issue.



                                      SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dayton, State of Ohio on December 1, 2003.

Advant-e Corporation
------------------------------
Registrant


By:  /s/ Jason K. Wadzinski
       -----------------------------------------
       Jason K. Wadzinski
       Chief Executive Officer
       December 1,  2003

By:   /s/ John F. Sheffs
       ------------------------------------------
       John F. Sheffs
       Treasurer
       December 1,  2003

                                     EXHIBITS

EXHIBIT 11 (i) - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

Per share earnings are computed and displayed on the Consolidated Statement of Operations for the nine months ended September 30, 2003 and 2002 and included in this Registration Statement.

Average shares used in the computation of per share earnings for the Statement of Operations presentations include the following shares issued for basic and diluted per share earnings:



Date and Description                                             # shares
---------------------                                       ------------------
                                                            Nine Months Ended
                                                                September 30,
                                                               2003      2002
                                                               ----      ----

Basic:

Outstanding at beginning
  of  period                                              5,661,002 5,661,002

Diluted:

Warrants attached to convertible
  subordinated notes                                          84,795         -
Warrants issued for services                                       -         -
                                                           --------- ---------
                                                           5,745,797 5,661,002
                                                           ========= =========


In the nine month ended September 30, 2002 the numerator and the denominator used in the calculation of diluted earnings (loss) per share are the same as those used in the calculation of basic earnings (loss) per share. This occurs because the exercise prices of the warrants attached to the Company's Convertible Subordinated Notes and the exercise price of warrants to purchase 20,000 shares issued in 2001 in exchange for services are greater than the average market price of the Company's shares during both periods, and the beneficial conversion features of the Company's Convertible Subordinated Notes are anti-dilutive.

If the 15% Convertible Subordinated Notes convertible into common shares at $1.06 per share that are outstanding at September 30, 2003 are converted at maturity, there would be 540,814 outstanding and weighted average common shares included in the calculation of diluted earnings per share for the nine months ended September 30, 2003.

If the 10% Convertible Subordinated Notes convertible into common shares at $1.10 per share that are outstanding at September 30, 2003 are converted at maturity, there would be 227,462 outstanding and weighted average common shares included in the calculation of diluted earnings per share for the nine months ended September 30, 2003.

If the 15% and the 10% notes are converted at maturity, there would be 909,937 additional outstanding common shares at September 30, 2002, and 732,517 additional weighted average common shares for the nine months ended September 30, 2002.

Warrants to purchase 20,000 shares of the Company's common stock at $1.48 per share were outstanding during the nine months ended September 30, 2003 and 2002. They were not included in the computation of diluted EPS in the periods because the warrants' exercise price was greater than the average market price of the common shares during the period the warrants were outstanding. The warrants are exercisable during the period from June 25, 2002 to June 25, 2006.

EXHIBIT 11 (ii) - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

Per share earnings are computed and displayed on the Consolidated Statement of Operations for the years ended December 31, 2002 and 2001 included in this Registration Statement

Average shares used in the computation of per share earnings for the Statement of Operations presentations include the following shares issued for basic and diluted per share earnings:


Date and Description                                          # shares
---------------------                                    ----------------------
                                                               Year Ended
                                                              December 31,
                                                          2002          2001
                                                          ----          ----

Basic:

Outstanding at January 1                                 5,661,002   5,613,834

June 12, 2001  Issuance of 23,584 common shares
               pursuant to stock purchase agreement                     13,117
June 29, 2001  Issuance of 23,584 common shares
               pursuant to stock purchase agreement                     12,018
March 24, 2001 Issuance of 15% $50,000 Convertible
               Subordinated Note                                 -           -
June 26, 2001, Issuance of 15% $25,000 Convertible
               Subordinated Notes                                -           -
June 26, 2001  Issuance of warrant to purchase 20,000
               common shares
Sept. 27, 2001 Issuance of 15% $250,000
               Convertible Subordinated Note                     -           -
Sep. 27, 2001  Issuance of warrant to purchase 375,000
               common shares
Oct. 7, 2001   Issuance of 15% $75,000 Convertible
               Subordinated Note                                 -           -


                                       60

Oct. 7, 2001   Issuance of warrant to purchase 112,500
               common shares
Nov. 27, 2001  Issuance of 15% $30,000 convertible
               Subordinated note                                 -           -
Nov. 27, 2001  Issuance of warrant to purchase 45,000
               common shares
Dec. 17, 2001  Issuance of 15% $95,000 convertible
               Subordinated note                                 -           -
Dec. 17, 2001  Issuance of warrant to purchase 142,500
               common shares
July 9, 2002   Issuance of 10% $250,000 convertible
               Subordinated notes                                -           -
July 9, 2002   Issuance of warrants to purchase 250,000
               Common shares
                                                         ---------   ---------
                                                         5,661,002   5,638,969
                                                         =========   =========

The calculation of both basic and diluted loss per share for 2002 and 2001 are the same because the Company's Convertible Subordinated Notes are anti-dilutive and the Company's outstanding warrants for the purchase of additional shares of the Company's common shares resulted in no change to the numerator or denominator since the exercise price was above the average market price of the Company's common stock in 2001 and assumed exercise in 2002 is anti-dilutive.

If the 15% Convertible Subordinated Notes convertible into common shares at $1.06 per share that are outstanding at December 31, 2002 are converted at maturity, there would be 694,313 additional outstanding common shares, resulting in 655,012 additional weighted average shares included in the calculation of diluted earnings per share for 2002.

If the 10% Convertible Subordinated Notes convertible into common shares at $1.10 per share that are outstanding at December 31, 2002 are converted at maturity, there would be 281,111 additional outstanding common shares, resulting in 122,526 additional weighted average shares included in the calculation of diluted earnings per share for 2002.

If the 15% Convertible Subordinated Notes convertible into common shares at $1.06 per share that are outstanding at December 31, 2001 are converted at maturity, there would be 569,575 additional outstanding common shares, resulting in 163,300 additional weighted average shares included in the calculation of diluted earnings per share for 2001.

EXHIBIT 5     LEGAL OPINION AND CONSENT TO USE

                           Barbara L. Sager, Co., L.P.A.
                                134 Westpark Road
                              Centerville, Ohio 45459
                                 (937) 657-6768

December 1, 2003

Advant-e Corporation
2680 Indian Ripple Road
Dayton, Ohio 45440

Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 on behalf of Advant-e Corporation

I have acted as special counsel for Advant-e Corporation (the "Company") in connection with the proposed public offering of 1,752,040 shares of the Company's common stock, $.001 par value per share (the "Shares"), pursuant to the filing of a Registration Statement on Form SB-2 with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

In such connection, I am familiar with the Registration Statement, and I have examined the Company's Certificate of Incorporation, as amended to date, the Bylaws of the Company, as amended to date, and minutes and resolutions of the Company's Board of Directors and shareholders, including those relating to the issuance of the Shares. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law, as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that the Shares to be sold by the selling security holders, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to be named by the Company in the Registration Statement and prospectus included therein. I also consent to the Company filing this legal opinion as an exhibit to the Registration Statement.

Very truly yours,


BARBARA L. SAGER, CO., L.P.A.


By:________________________________
   Barbara L. Sager, President


EXHIBIT 23 (i) CONSENT OF J.D. CLOUD & CO. L.L.P.

We consent to the use in this registration statement on Form SB-2 of our report, dated March 10, 2003, relating to the consolidated financial statements of Advant-e Corporation and Subsidiary as of December 31, 2002 and for the year then ended. We also consent to the reference to our Firm under the caption "Experts" in such registration statement.

/s/ J.D. Cloud & Co. L.L.P.



Cincinnati, Ohio
December 1, 2003

EXHIBIT 23 (ii) CONSENT OF BATTELLE & BATTELLE LLP

We consent to the use in this registration statement on Form SB-2 of our report, dated March 14, 2002, except for Note 2, as to which the date is December 23, 2002, relating to the financial statements of Advant-e Corporation and Subsidiary for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in such registration statement.

/s/ Battelle & Battelle LLP



Dayton, Ohio
December 1, 2003